Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRIBUNE PUBLISHING COMPANY
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 10, 2015

Dear Tribune Publishing Company Stockholders:

        We are pleased to invite you to the 2015 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will begin at 9:30 a.m. local time on Wednesday, May 27, 2015, at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California, 90012.

        At the Annual Meeting, you will be asked to:

  1.
  elect six directors nominated by our Board of Directors;

  2.
  approve, on an advisory basis, the compensation of our named executive officers for 2014;

  3.
  vote, on an advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers;

  4.
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015; and

  5.
  consider any other business properly presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        Our Board of Directors recommends that you vote FOR each of the proposals, including an annual advisory vote on executive compensation, described in this Proxy Statement.

        We hope you can join us at the Annual Meeting. Regardless of whether you plan to attend, please read the accompanying Proxy Statement and vote your shares promptly. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

Sincerely,

Eddy Hartenstein	Jack Griffin
Chair of the Board of Directors	Chief Executive Officer, President and Member of the Board of Directors

TRIBUNE PUBLISHING COMPANY
435 N. Michigan Avenue
Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2015
9:30 A.M. LOCAL TIME
LOS ANGELES, CALIFORNIA

TO THE STOCKHOLDERS OF TRIBUNE PUBLISHING COMPANY:

        On Wednesday, May 27, 2015, we will hold our 2015 Annual Meeting of Stockholders (the "Annual Meeting") at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California, 90012. The Annual Meeting will begin at 9:30 a.m. local time.

        At the Annual Meeting, you will be asked to:

  1.
  elect six directors nominated by our Board of Directors;

  2.
  approve, on an advisory basis, the compensation of our named executive officers for 2014;

  3.
  vote, on an advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers;

  4.
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015; and

  5.
  consider any other business properly presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        You are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting if you were a stockholder of record at the close of business on March 31, 2015 (the "Record Date"). At the Annual Meeting and for ten days prior, a list of stockholders of record entitled to vote will be available for any purpose germane to the Annual Meeting at our principal executive offices, 435 N. Michigan Avenue, Chicago, Illinois 60611. If you would like to view the stockholder list, please call our Investor Relations Department at (469) 528-9360.

        Regardless of whether you plan to attend, please read the accompanying Proxy Statement and vote your shares as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held through a broker, bank, or other holder of record and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from your broker, bank, or other holder of record.

        The Proxy Statement is furnished in connection with the solicitation of proxies by Tribune Publishing Company on behalf of the Board of Directors for the Annual Meeting. In accordance with Securities and Exchange Commission rules, we will send a Notice of Internet Availability of Proxy Materials on or about April 10, 2015, and provided access to the Proxy Statement over the Internet on or before that date, to the holders of record of our common stock as of the close of business on the Record Date.

By Order of the Board of Directors

Julie K. Xanders
 Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 10, 2015

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on May 27, 2015.
The Proxy Statement and the 2014 Annual Report are available at www.tribpub.com.

i

TRIBUNE PUBLISHING COMPANY
435 N. Michigan Avenue
Chicago, Illinois 60611

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION CONCERNING PROXIES AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors (our "Board" or "Board of Directors") of Tribune Publishing Company ("Tribune Publishing," the "Company," "we," "us," or "our"), a Delaware corporation, of proxies to be voted at our 2015 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting. In accordance with rules of the Securities and Exchange Commission (the "SEC"), we will send a Notice of Internet Availability of Proxy Materials on or about April 10, 2015 and provided access to our proxy materials over the Internet beginning on or before that date, to the holders of record and beneficial owners of our common stock as of the close of business on March 31, 2015 (the "Record Date").

        You are invited to attend our Annual Meeting on Wednesday, May 27, 2015, beginning at 9:30 a.m. local time. The Annual Meeting will be held at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California, 90012.

What information is included in this Proxy Statement?

        The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and Board committees, the compensation of current directors and current executive officers for fiscal year 2014, and other information.

Who is entitled to vote?

        Holders of our common stock at the close of business on March 31, 2015, the Record Date, are entitled to receive the Notice of Annual Meeting of Stockholders (the "Notice") and vote at the Annual Meeting. As of the close of business on the Record Date, there were 25,607,164 shares of our common stock outstanding and entitled to vote.

How many votes do I have?

        Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting. For example, if you own 30 shares of Tribune Publishing common stock, you are entitled to 30 votes on each matter at the Annual Meeting. Stockholders do not have cumulative voting rights.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.

        If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of such shares. In this case, the Notice, Proxy Statement, Annual Report to Stockholders (including our Form 10-K for the year ended December 28, 2014, as filed on March 25, 2015 (the "Annual Report"), and applicable voting instruction form should have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction form provided by your broker, bank, or other holder of record.

What am I voting on?

        We are asking you to vote on the following matters in connection with the Annual Meeting:

  1.
  The election of six directors nominated by our Board of Directors;

  2.
  An advisory resolution approving the compensation of our named executive officers for 2014;

  3.
  An advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and

  4.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015.

        We will also consider any other business properly presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

How do I vote?

        You can vote using any one of the methods described below.

        Vote by Internet.    Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

        Vote by Telephone.    Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

        Vote by Mail.    You can vote by mail by completing, signing, and dating the proxy card or voting instruction form and returning it in the prepaid return envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "What are 'broker non-votes' and how do they affect the proposals?" regarding whether your broker, bank, or other holder of record may vote your uninstructed shares on a particular proposal.

        Vote in Person at the Annual Meeting.    All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you later decide not to attend.

        Tribune Publishing Company is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

How many copies of the proxy materials should I have received?

        If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, please sign and return all proxy cards or voting instruction forms, or vote each proxy card or voting instruction form by telephone or by Internet to ensure that all of your shares are voted.

What can I do if I change my mind after I vote?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  (1)
  delivering written notice of such revocation to the Company;

  (2)
  timely delivering a valid, subsequent proxy by Internet, by telephone, or by mail; or

  (3)
  voting by ballot at the Annual Meeting.

        If you are a beneficial owner, you may be able to submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy, as previously described.

        Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote by ballot at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        A list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time at our principal executive offices at 435 N. Michigan Avenue, Chicago, Illinois 60611. If you would like to view the stockholder list, please call our Investor Relations Department at (469) 528-9360. The list will also be available at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

        The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, are necessary to constitute a quorum to transact business. Abstentions and "broker non-votes" (as described under the heading "What are 'broker non-votes' and how do they affect the proposals?") are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?

        Shares represented by a valid proxy will be voted at the Annual Meeting and, when instructions are given by the stockholder, will be voted in accordance with those instructions. If you are a stockholder of record and you return your proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "What are 'broker non-votes' and how do they affect the proposals?" regarding whether your broker, bank, or other holder of record may vote your uninstructed shares on a particular proposal.

        With respect to Proposal No. 1, the election of directors, the six directors receiving the largest number of votes will be elected. With respect to Proposal Nos. 2 and 4, the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required in order for the proposal to be approved. With respect to Proposal No. 3, the frequency of the advisory vote to approve named executive officer compensation, we will consider the alternative receiving the greatest number of votes—one year, two years or three years—to be the frequency that stockholders approve. However, because this vote is advisory and not binding on us or our Board of Directors in any way, our Board may decide that it is in our and our stockholders' best interests to hold an advisory vote to approve named executive compensation more or less frequently than the alternative approved by our stockholders.

What are "broker non-votes" and how do they affect the proposals?

        A "broker non-vote" occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (those shares are treated as "broker non-votes"). If you are a beneficial owner, your broker, bank, or other holder of record has "discretion" to vote your shares on Proposal No. 4, the ratification of the appointment of our independent registered public accounting firm, if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on Proposal Nos. 1, 2 or 3, without your voting instructions on those proposals, because such proposals are considered "non-discretionary." Accordingly, without your voting instructions on those proposals, a broker non-vote will occur. Abstentions will be counted in the tabulation of votes cast on Proposal Nos. 2 and 4, and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining the outcome of Proposal No. 2. Abstentions and broker non-votes are not counted as votes in favor of or against any frequency alternative (one year, two years or three years) with respect to Proposal No. 3.

What is the effect of the advisory resolution to approve the compensation of our Named Executive Officers and the proposal to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our Named Executive Officers?

        In accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are providing our stockholders with a nonbinding, advisory vote to approve the compensation of our Named Executive Officers (as defined in the Compensation Discussion and Analysis section of this Proxy Statement), commonly known as a "say-on-pay" proposal. Although this advisory vote is not binding upon the Board of Directors or the Company, the Board of Directors and the Compensation Committee of the Board of Directors (the "Compensation Committee") will review and consider the voting results when making future decisions regarding our executive compensation program.

        The Exchange Act also contains a provision enabling our stockholders to vote, on a nonbinding, advisory basis, not less frequently than once every six years, on how frequently we should have a say-on-pay proposal. In accordance with these requirements, we are providing our stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference on the frequency of future advisory votes on the compensation of our Named Executive Officers. Stockholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal. Although this advisory vote on the frequency of future advisory votes on executive compensation is nonbinding, the Board of Directors and the Compensation Committee will carefully review the voting results when determining the frequency of future advisory votes on executive compensation.

What is the effect of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm?

        Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders. The Sarbanes-Oxley Act of 2002 requires the Audit Committee of our Board of Directors (the "Audit Committee") to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors has elected to submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent registered public accounting firm at any time during the year.

Who counts the votes?

        Broadridge Financial Solutions, Inc. will count all votes and serve as the inspector of election. The inspector of election will separately count affirmative and negative votes, abstentions, and broker non-votes, and, for the advisory vote on the frequency of future advisory votes on executive compensation, the vote for each of the frequency alternatives—every year, every two years or every three years.

Who will pay for the cost of this proxy solicitation?

        We will bear the cost of soliciting proxies. Proxies may be solicited on our behalf by the Company's directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission. No additional compensation will be paid to directors, officers, or other employees for soliciting proxies. In addition, D.F. King will solicit proxies from brokers, banks, nominees, and institutional investors or other stockholders at a cost of approximately $15,000 plus out-of-pocket expenses. We furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

When will Tribune Publishing announce the results of the voting?

        We will report the voting results in a Current Report on Form 8-K filed within four business days after the end of the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available. The Current Report on Form 8-K, and any amendments, will be available at www.sec.gov and on our website at www.tribpub.com.

What are the requirements for admission to the Annual Meeting?

        You are entitled to attend the Annual Meeting if you were a Company stockholder as of the close of business on the Record Date or you hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, you must present photo identification. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record as of the Record Date. If your shares are held in the name of a broker, bank or other holder of record that holds your shares, you should provide a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of your beneficial ownership of those shares. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation ("Restated Certificate") and our Amended and Restated By-Laws ("By-Laws") currently provide that the Board of Directors will be elected at the annual meeting of stockholders to serve one-year terms or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. In addition, generally, only persons elected by a majority of the directors then in office may fill vacancies on the Board.

Board Composition

        As of April 10, 2015, the Board of Directors was composed of six members:

Name	Age	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
David E. Dibble	55	*	*	*
Philip G. Franklin	63	*	**		*
John H. Griffin, Jr.	54	*
Eddy W. Hartenstein	64	**
Renetta McCann	58	*		*	**
Ellen Taus	56	*	*	**

*
Member

**
Chairperson

        Except as otherwise specified in a proxy, proxies will be voted for the Board nominees. Messrs. Dibble, Franklin, Griffin, and Hartenstein, and Mses. McCann and Taus have consented to being named as Board nominees in this Proxy Statement and have each agreed to serve if elected. Management has no reason to believe that they will be unable to serve. If any of the Board nominees becomes unavailable to serve as a director, proxies will be voted for the election of such person as shall be designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

The Board of Directors Recommends a Vote "FOR" Each of the Board's Nominees.

David E. Dibble

        Mr. Dibble has served as a director since the consummation of the Company's distribution and separation from Tribune Media Company (the "Distribution") in August 2014. Mr. Dibble has been Chief Technology Officer for Cablevision Systems, a cable television and telecommunications company, since September 2014. Prior to that, he was at Yahoo!, Inc., an Internet company, from November 2008 to December 2013, where he held a variety of executive technology positions, including development of the company's data centers and global technology infrastructure, and most recently served as its Executive Vice President, Central Technology. From 2005 to 2007, Mr. Dibble served as Chief Technology Officer and Executive Vice President at First Data Corporation, a global electronic payment processing company. Prior to that, he had served in various senior technology roles at JPMorgan Chase & Co., Charles Schwab & Co. and Fidelity Investments, which are financial institutions. Mr. Dibble is a graduate of the University of Kansas, where he earned his B.S. in economics and undertook three years of graduate studies in economics, mathematics, and computer science. Mr. Dibble currently serves on the Advisory Board of Elementum, a cloud-based supply chain technology company. He previously served as a director of Hubub, Inc.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Mr. Dibble was qualified to serve on the Board include:

  •
  Operating and management experience;

  •
  Core business skills, including operations and strategic planning; and

  •
  Deep understanding of the technology industry.

Philip G. Franklin

        Mr. Franklin has served as a director since the Distribution in August 2014. Mr. Franklin is currently the Senior Vice President and Chief Financial Officer of Littelfuse, Inc., a manufacturer of electronic components. Prior to joining Littelfuse in 1998, he was Vice President and Chief Financial Officer of OmniQuip International, a private equity sponsored roll-up in the construction equipment industry. Previously, Mr. Franklin served as Chief Financial Officer for Monarch Marking Systems, a subsidiary of Pitney Bowes, and Hill Refrigeration. Earlier in his career, he worked in a variety of finance and general management positions at FMC Corporation. Mr. Franklin also currently serves as a director of TTM Technologies, Inc., where he is chairman of the audit committee. Mr. Franklin attended Dartmouth College, where he earned a bachelor's degree in economics and an MBA at the Tuck School of Business.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Mr. Franklin was qualified to serve on the Board include:

  •
  Operating and management experience;

  •
  Core business skills, including financial and strategic planning; and

  •
  Expertise in finance and financial reporting.

John H. Griffin, Jr.

        Mr. Griffin has served as Chief Executive Officer and President of Tribune Publishing and a director since the Distribution in August 2014. Prior to joining Tribune Publishing in April 2014, Mr. Griffin served as co-founder and Chief Executive Officer of Empirical Media Advisors, LLC, a consulting firm advising national media properties, including Tribune Publishing, since May 2012. From September 2010 until February 2011, Mr. Griffin was Chief Executive Officer of Time Inc., a print media company, as well as the Chairman of MPA, the trade association for the consumer magazine industry, where he had been on the board for seven years. Mr. Griffin has also served as Chairman of the American Advertising Federation and as a Director of the Interactive Advertising Bureau and the Audit Bureau of Circulations. He was a Founding Director of Next Issue Media, a digital newsstand formed by a consortium of five leading publishers. Before joining Time Inc., Mr. Griffin spent a dozen years at Meredith Corporation. As President of its National Media Group, Mr. Griffin led the successful transformation of Meredith into a digitally enabled, diversified media and marketing company. From its print roots, Meredith became a major provider of marketing services through Meredith Integrated Marketing, of which Mr. Griffin was the founding General Manager in 1996. From 1999 to 2003, Mr. Griffin worked at the Parade Division of Advance Publications, where he was President and Publisher of Parade Magazine. Prior to that, he was Vice President of Marketing for the Meredith Television Broadcasting Group. Mr. Griffin also spent four years at the Magazine Group of The New York Times Company before joining Meredith in 1994. Mr. Griffin graduated from the Yale School of Management and Boston College. He is currently a Director of the Yale Center for Customer Insights. He is also on the Business Advisory Board of Propublica, the investigative news organization.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Mr. Griffin was qualified to serve on the Board include:

  •
  Operating and management experience;

  •
  Core business skills, including financial and strategic planning; and

  •
  Deep understanding of the publishing industry.

Eddy W. Hartenstein

        Mr. Hartenstein has served as Non-Executive Chairman of the Board of Directors since the Distribution in August 2014. From August 2008 until the Distribution, Mr. Hartenstein served as Publisher and Chief Executive Officer of the Los Angeles Times, where he was responsible for all aspects of print, digital and mobile operations of the country's largest metropolitan daily news organization, as well as those of the Los Angeles Times Media Group's portfolio. Prior to Tribune Media Company's January 2013 change of ownership, he was also President and Chief Executive Officer of Tribune Media Company, one of the country's leading multimedia companies, operating businesses in publishing, digital and broadcasting. Until July 2014, he was a member of the Board of Directors of Tribune Media Company and until the Distribution, continued to serve as special advisor to the Chief Executive Officer of Tribune Media Company. Previously, Mr. Hartenstein presided over the birth and growth of the satellite television industry. As a Vice President of Hughes Communications in 1981, he expanded Hughes's acquisition and deployment of commercial communications satellites which served the broadcast and cable programming industries. In 1990, he was named President of a Hughes-owned subsidiary founded to develop direct-to-home satellite TV service. Mr. Hartenstein then transformed the concept into one of the most successful new product launches in consumer electronics history, propelling what became known as DirecTV into the nation's leading digital, multichannel television service and helping establish digital TV as an innovative entertainment and distribution medium. He served as DirecTV's Chairman and Chief Executive Officer through 2004, when the company was sold to News Corp. Currently, Mr. Hartenstein is a board member at Broadcom Corporation, City of Hope, SanDisk and Sirius XM Radio, where he also serves as lead independent director. In 2008, he was inducted into the Consumer Electronics Association Hall of Fame and in 2007 he received an Emmy® from the National Academy of Television Arts and Sciences for Lifetime Achievement. He was inducted into the Broadcasting & Cable Hall of Fame in 2002 and the National Academy of Engineering (NAE) in 2001. Mr. Hartenstein holds Bachelor of Science degrees in aerospace engineering and mathematics from California State Polytechnic University, Pomona and a Master of Science degree from Cal Tech.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Mr. Hartenstein was qualified to serve on the Board include:

  •
  Operating and management experience;

  •
  Core business skills, including financial and strategic planning; and

  •
  Deep understanding of our company, its history and culture.

Renetta McCann

        Ms. McCann has served as a director of Tribune Publishing since the Distribution in August 2014. Ms. McCann is currently Chief Talent Officer at the advertising agency Leo Burnett Company, where she has led the People & Culture department and overseen the agency's U.S. recruitment, training, benefits and talent management since September 2012. Prior to that, Ms. McCann was a contract consultant at BPI, a human capital consulting firm, from January 2012 to September 2012. Earlier in her career, Ms. McCann held various influential positions over two decades at Leo Burnett, including as CEO of Starcom MediaVest Group Worldwide and Chief Talent Officer of VivaKi. Ms. McCann attended Northwestern University, where she earned a Bachelor of Science in speech and a Masters of Science in learning and organizational change.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Ms. McCann was qualified to serve on the Board include:

  •
  Operating and management experience;

  •
  Core business skills, including human resources management and strategic planning; and

  •
  Deep understanding of the media industry.

Ellen Taus

        Ms. Taus has served as a director since the Distribution in August 2014. Ms. Taus is the Chief Financial Officer and Treasurer of The Rockefeller Foundation, a private charitable foundation, where she oversees the foundation's audit, tax, budgeting, insurance and cash management functions since 2008. Prior to that, Ms. Taus served as the Chief Financial Officer of Oxford University Press USA, a print media company, where she oversaw the organization's U.S. business operations. From 1999 to 2003, Ms. Taus served as Chief Financial Officer for the Electronic Publishing Division of The New York Times Company, a print media company, after having been the company's Vice President and Treasurer for three years. Earlier in her career, she worked in corporate finance for RH Macy and was the Chief Financial Officer for the American Museum of the Moving Image. A graduate of Northwestern University with a Bachelor of Arts in Economics, Ms. Taus holds a Master of Business Administration in Finance and Marketing from Columbia University. She currently serves on the Stewardship Committee of the Audubon Society of New York and is Treasurer and a member of the Board of Directors of Common Ground, a New York-based housing and homelessness prevention organization, and of Comprehensive Development Inc., a New York City education organization.

        Specific qualifications, experience, skills and expertise that led to the Nominating and Corporate Governance Committee's conclusion that Ms. Taus was qualified to serve on the Board include:

  •
  Expertise in finance and financial reporting;

  •
  Core business skills, including financial, audit and strategic planning; and

  •
  Deep understanding of the publishing industry.

CORPORATE GOVERNANCE

Board of Directors

        During the fiscal year ended December 28, 2014, the Board of Directors met five times. The standing committees of the Board held a total of nine meetings. No incumbent member attended fewer than 75% of the meetings of the Board and standing Board committees on which he or she served during his or her term of service. The Company did not hold an annual meeting of stockholders in 2014, as it was not yet a public company.

        The New York Stock Exchange ("NYSE") listing rules ("NYSE Rules") require that a majority of our Board of Directors be "independent directors," as defined in NYSE Rule 303A.01. The Board, following the review and recommendation of the Nominating and Corporate Governance Committee of the Board, reviewed the independence of the persons who served as our directors during fiscal 2014, including whether specified transactions or relationships exist currently, or existed during the past three years, between our directors, or certain family members or affiliates of our directors, and the Company and our subsidiaries, certain other affiliates, or our independent registered public accounting firm. As a result of the review, the Board determined that all of the directors, except for Mr. Griffin, who is an employee, and Mr. Hartenstein, who was an employee within the past three years, were "independent" under the applicable NYSE Rules described above.

        Our independent directors and our non-management directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a regularly scheduled agenda item for Board and committee meetings, as appropriate. The Chairman of the Board of Directors (for non-management executive sessions of the Board), the chairperson of the Audit Committee (for executive sessions of the independent directors) and the chairperson of each committee (for committee executive sessions) act as the chair of the applicable executive sessions.

Board Leadership Structure and Role in Risk Oversight

        The Company's Corporate Governance Guidelines provide that it is the policy of the Board that it may choose in its discretion whether to separate or combine the offices of Chairman and Chief Executive Officer on a case-by-case basis. Our Board believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for our Company. If the Board chooses to combine the offices of Chairman and Chief Executive Officer, a Lead Director will be appointed annually by the independent directors. The Board believes that its current leadership structure, with Mr. Hartenstein serving as Non-Executive Chairman and Mr. Griffin serving as Chief Executive Officer, is appropriate because it enables the Board as a whole to engage in oversight of management, promote communication between management and the Board and oversee governance matters while allowing our Chief Executive Officer to focus on his primary responsibility for the operational leadership and strategic direction of the Company. The Board does not believe that its role in risk oversight has affected the Board's leadership structure.

        The Board of Directors considers oversight of the Company's risk management efforts to be a responsibility of the entire Board (as reported by and through the appropriate committee in the case of risks that are under the purview of a particular committee). Management provides the full Board regular updates on major Company initiatives, strategies, and related risks. The Compensation Committee provides oversight of the Company's pay policies and practices, including risks associated with executive compensation. The Nominating and Corporate Governance Committee oversees risks associated with corporate governance and Board composition, including the independence of Board members. The Audit Committee receives the results of an annual risk assessment designed to identify and assess key risks associated with the achievement of the Company's strategic objectives. The Audit Committee also receives periodic reports regarding internal audits, which include management action plans designed to mitigate deficiencies and related risks. The Audit Committee also provides oversight concerning key financial risks and, pursuant to its charter, discusses Company policies with respect to risk assessment and risk management.

        The chairperson of the relevant Board committee reports on its discussions to the full Board of Directors during the committee reports portion of the applicable Board meeting. The full Board also has access to all committee materials and attends many of the committee meetings. This enables the Board and its committees to coordinate the risk oversight role regarding, for example, compensation and governance-related risks.

Board Committees

        The Board of Directors has established the following standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Board may, by resolution passed by a majority of the Board, from time to time, appoint other committees to address special projects or matters of interest to the Board.

        All of the members of each of the standing committees meet the criteria for independence prescribed by the NYSE. Membership of the standing committees is determined periodically by the Board of Directors. Adjustments to committee assignments may be made at any time. As of April 10, 2015, membership of each standing committee was as set forth above under "Board Composition."

        The Board of Directors has adopted a written charter for each standing committee. Stockholders may access a copy of each standing committee's charter on our website at www.tribpub.com. A summary of the duties and responsibilities of each committee is set forth below.

Audit Committee	5 meetings

        The primary purposes of the Audit Committee are: (a) to assist the Board in overseeing (i) the quality and integrity of the Company's financial statements, (ii) the qualifications and independence of the Company's independent auditor, (iii) the performance of the Company's internal audit function and independent auditor, (iv) the Company's compliance with legal and regulatory requirements, and (v) management's process to assess and manage the Company's enterprise risk issues; and (b) to prepare the report of the Audit Committee required to be included in the Company's annual proxy statement under the rules of the SEC.

        The Audit Committee has the sole authority to appoint or replace the independent auditor. The Audit Committee has the direct responsibility for the compensation, retention and oversight of the work of each independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Audit Committee. The Audit Committee is responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Audit Committee has established policies and procedures for the review and pre-approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor.

        The Audit Committee meets with our independent auditor at least quarterly, prior to releasing our quarterly results, to review the results of the independent auditor's interim reviews or annual audit before the results are released to the public or filed with the SEC or other regulators. The Audit Committee also meets at least once every quarter in separate sessions with management and with the Company's internal auditor. In addition, the Audit Committee reviews and comments on the quality of our accounting principles and financial reporting and controls, the adequacy of staff, and the results of procedures performed in connection with the audit process. Pursuant to its charter, the Audit Committee is required to meet at least once per quarter.

        The charter of the Audit Committee requires that it be composed of at least three directors, all of whom meet the independence requirements relating to directors and audit committee members (a) of the NYSE and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the "Exchange Act") and any related rules and regulations promulgated thereunder by the SEC. Each member of the Audit Committee is required to be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise and satisfy the criteria to be an "audit committee financial expert" under the rules and regulations of the SEC, as interpreted by the Board in its business judgment. No member of the Audit Committee may serve on more than three audit committees of publicly traded companies (including our Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Audit Committee.

        The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NYSE and the SEC. The Board has also determined that Mr. Franklin and Ms. Taus are "audit committee financial experts" under SEC rules, have accounting or related financial management experience, and have accounting or related financial management expertise under the NYSE Rules.

Compensation Committee	3 meetings

        The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing and administering the Company's policies, programs and procedures for compensating its executives, including (a) to discharge the Board's responsibilities relating to the compensation of the Company's Chief Executive Officer and executive officers (collectively, the "Senior Management Group"), and the compensation of the independent directors of the Board, (b) to review an annual compensation discussion and analysis of executive compensation for inclusion in the proxy statement or annual report on Form 10-K, and prepare any report of the Compensation Committee on executive compensation required by item 407(e)(5) of Regulation S-K and (c) to take such other actions relating to the compensation and benefits structure of the Company as the Compensation Committee deems necessary or appropriate.

        The Compensation Committee's charter reflects the responsibilities noted above and is reviewed regularly by the Compensation Committee. The charter also requires that the Compensation Committee be composed of at least three members who satisfy the independence requirements relating to directors and compensation committee members of the NYSE. Unless the Board shall determine otherwise, at least two members of the Compensation Committee are required to satisfy the requirements of a "Non-Employee Director" for purpose of Rule 16b-3 under the Exchange Act. In addition, subject to any applicable transition rule, as to any compensation plan that is intended to be administered in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), at least two members of the Compensation Committee are required to satisfy the requirements of "outside director" for purposes of Section 162(m) of the Code and the regulations thereunder. The Board has determined that each member of the Compensation Committee meets such requirements. The Compensation Committee meets throughout the year at scheduled and special times and takes actions by written consent when necessary.

        Pursuant to its charter, the Compensation Committee may, without further approval by the Board, retain or terminate, as it determines to be necessary or advisable, a compensation consultant or other advisors, including outside accounting and legal advisors, to assist in the evaluation of the compensation of members of the Senior Management Group and any non-employee directors or any other compensation-related matter, and commission special studies, when deemed necessary or appropriate, on any matter of concern relating to overall corporate organization, compensation practice or compensation policy for the Company. To the extent permitted by applicable law, regulations, and NYSE, the Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board, or to an officer or committee of officers, to perform certain duties on its behalf.

        The Compensation Committee reports frequently to the Board of Directors and maintains open communication with the Company's Chief Executive Officer, independent consultants, and internal human resources professionals. The Compensation Committee holds regularly scheduled meetings. Other meetings may be called by the Compensation Committee's chairperson or at the direction of the Board.

Compensation Consultant

        Pursuant to the Compensation Committee's charter, as outlined above, the Compensation Committee may engage outside consultants to assist it in meeting its responsibilities. In January 2015, the Compensation Committee retained Towers Watson as its compensation consultant to assist with peer group analysis, director compensation analysis, risk assessment of the Company's compensation programs, and other services upon request. The Compensation Committee reviewed the independence of Towers Watson based on the criteria established by the SEC and determined that there were no conflicts of interest. Towers Watson did not provide any other services to the Company and only received fees from the Company on behalf of the Compensation Committee.

Role of Executives in Establishing Executive Compensation

        With support from the Company's human resources department, our Chief Executive Officer prepared and provided recommendations to the Compensation Committee on the following items: base salaries for current executives, the design of the 2015 short-term and long-term incentive plans for executives, and the grant value of equity awards provided to executives. The Chief Executive Officer assisted in the review of compensation studies and proposed incentive plans, including proposing specific performance goals to be reviewed by the Compensation Committee with respect to short-term and long-term executive compensation. The Chief Executive Officer, the General Counsel, and members of the human resources department attended the Compensation Committee meetings that related to executive compensation to assist the Compensation Committee with its review; however, the executives did not attend the executive sessions of the meetings. In connection with reviewing and determining executive compensation, the Compensation Committee asked the Chief Executive Officer to provide recommendations for compensation levels for the executives. The Compensation Committee uses this information along with, among other information, survey data and market studies to determine executive compensation.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee in fiscal 2014 was, at any time during fiscal 2014 or at any other time, an officer or employee of the Company, and none had or has any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K. None of the Company's executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2014.

Nominating and Corporate Governance Committee	1 meeting

        The primary purposes of the Nominating and Corporate Governance Committee are to assist the Board in fulfilling its responsibilities by: (a) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all director positions to be filled by the Board or by the stockholders; (b) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (c) otherwise taking a leadership role in shaping the corporate governance of the Company.

        The charter of the Nominating and Corporate Governance Committee requires that the Nominating and Corporate Governance Committee be composed of at least three directors, each of whom meets the independence standards of the NYSE. The Board has determined that each member of the Nominating and Corporate Governance Committee meets such requirements.

        As noted above, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors concerning nominees for election as directors and nominees for Board vacancies. To fulfill this role, the Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm that is used to identify director candidates and retains the sole authority to approve fees and other retention terms relating to search firms. The Nominating and Corporate Governance Committee may also retain independent counsel and other professionals to assist it without seeking Board approval with respect to the selection, fees, or terms of engagement of any such advisors.

        Pursuant to its charter, the Nominating and Corporate Governance Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special reviews and other procedures, from outside legal or other advisors, and the selection, retention and termination of a consultant or search firm to be used to identify director candidates, as the Nominating and Corporate Governance Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities.

        The Nominating and Corporate Governance Committee is required to meet at least once each fiscal year, and may have such additional meetings as the chairperson or a majority of its members deem necessary or desirable for the Nominating and Corporate Governance Committee to carry out its duties.

        The Nominating and Corporate Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current composition of the Board of Directors. When assessing a director candidate's qualifications, the Nominating and Corporate Governance Committee will consider, among other factors, diversity, and balance of inside, outside and independent directors. The Nominating and Corporate Governance Committee will also consider the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with media, including broadcasting, digital and publishing, finance or marketing or other fields which will complement the talents of the other Board members; willingness and capability to take the time to actively participate in Board and committee meetings and related activities; ability to work professionally and effectively with other Board members and the Company's management; availability to remain on the Board long enough to make an effective contribution; satisfaction of relevant independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, which includes age, geography, professional, or other factors; however, the Nominating and Corporate Governance Committee and the Board believe it is essential to have directors representing diverse viewpoints. Diversity is one factor considered by the Nominating and Corporate Governance Committee in determining the needs of the Board and evaluating director candidates to fill such needs.

        The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by the Company's stockholders. The Nominating and Corporate Governance Committee evaluates the qualifications of candidates properly submitted by stockholders in the same manner as it evaluates the qualifications of director candidates identified by the Nominating and Corporate Governance Committee or the Board of Directors. Stockholders can recommend director candidates by following the instructions outlined below under "Additional Information—Consideration of Stockholder-Recommended Director Nominees." No nominations for director were submitted to the Nominating and Corporate Governance Committee for consideration by any of the Company's stockholders in connection with the Annual Meeting.

DIRECTOR COMPENSATION

        The following table shows compensation earned by or paid to non-employee directors who served as directors for 2014. Mr. Griffin, our Chief Executive Officer, did not receive additional compensation for his service on the Board of Directors in 2014. The compensation of Mr. Griffin is described in the "2014 Summary Compensation Table."

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David E. Dibble	35,000	80,006	115,006
Philip G. Franklin	45,000	80,006	125,006
Eddy W. Hartenstein	35,000	130,003	165,003
Renetta McCann	40,000	80,006	120,006
Ellen Taus	42,500	80,006	122,506

(1)
As of December 28, 2014, non-employee members of the Board of Directors had the following aggregate number of restricted stock unit awards outstanding: Mr. Dibble, 4,167; Mr. Franklin, 4,167; Mr. Hartenstein, 6,771; Ms. McCann, 4,167; and Ms. Taus, 4,167. The dollar amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718") for awards granted during the fiscal year ended December 28, 2014. Assumptions used in the calculation of these amounts are described in footnotes 4 and 16 to the Company's audited financial statements included in the Annual Report. On August 29, 2014, each non-employee director received an annual award of 4,167 restricted stock units with a grant date fair value of $80,006 and Mr. Hartenstein, as Chair of the Board, received an additional award of 2,604 restricted stock units with a grant date fair value of $49,997, each such restricted stock unit award vests on the earlier of (a) the first anniversary of the grant date and (b) the day immediately prior to the first annual meeting of stockholders of the Company after the grant date and, if unvested, is forfeited upon a director's termination of service.

Time, Manner and Components of Compensation

        In 2014, annual cash retainers for service as a director or committee chairperson were paid in quarterly installments at the beginning of each fiscal quarter. The directors were paid for the third and fourth quarters of 2014. Directors were also reimbursed for reasonable Company-related travel expenses.

        The annual equity retainer for 2014 was made following the consummation of the Distribution. The terms of the restricted stock units granted are described in footnote 1 to the table above. Pursuant to the non-employee director compensation program, restricted stock unit awards will be granted pursuant to the Company's 2014 Omnibus Incentive Plan, on terms and conditions to be determined by the Board, following the election or re-election, as applicable, of non-employee directors to the Board at the annual meeting of stockholders.

        For 2014, the components of the Company's standard non-employee director cash and equity compensation were:

Compensation Paid to Non-Employee Directors
Annual retainer	$70,000
Annual restricted stock unit award	$80,000	(1)
Additional Compensation for Board Chair and Committee Chairpersons
Non-Employee Board Chair—annual equity retainer of a restricted stock unit award	$50,000	(1)
Audit Committee Chairperson—annual cash retainer	$20,000
Compensation Committee Chairperson—annual cash retainer	$15,000
Nominating and Corporate Governance Committee Chairperson—annual cash retainer	$10,000

(1)
Awards were granted based on grant date fair value.

        For 2015, the Board has approved an increase in the annual restricted stock unit awards to non-employee directors to $100,000 and an increase in the annual equity retainer for the non-employee Board Chair to $75,000.

        For additional information regarding the stock holdings of our non-employee directors, see "Security Ownership of Certain Beneficial Owners, Directors, and Management."

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers. This advisory proposal is commonly referred to as a "say-on-pay" proposal. Although this advisory vote is not binding upon the Board of Directors, our Board and Compensation Committee will review and consider the voting results of this vote when making future decisions regarding our Named Executive Officer compensation and related executive compensation program.

        As discussed under the "Compensation Discussion and Analysis" section of this proxy statement, our executive compensation program is designed to attract, retain and motivate superior executive talent, including our Named Executive Officers, who are critical to our success. We seek to align pay and performance by making a significant portion of our Named Executive Officers' compensation dependent on:

  •
  the achievement of specific annual and long-term strategic or financial goals; and

  •
  the realization of increased stockholder value.

        Please read the "Compensation Discussion and Analysis" section of this proxy statement, the accompanying tables, and the related narrative disclosures for a description of our executive compensation program, including information about the fiscal year 2014 compensation of our Named Executive Officers.

        We are asking our stockholders to support our Named Executive Officer compensation described in this proxy statement. Your vote is not intended to address any specific item of our compensation program, but rather our overall approach to the compensation of our Named Executive Officers described in this proxy statement. Our Board and Compensation Committee believe our overall program effectively implements our compensation approach and achieves our goals. Accordingly, we ask you to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying tables, and related narrative in the Proxy Statement for the Company's 2014 Annual Meeting of Stockholders."

The Board of Directors Recommends a Vote "FOR"
the Advisory Resolution to Approve the Compensation of Our Named Executive Officers.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        We are providing our stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference on the frequency of future advisory votes on the compensation of our Named Executive Officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes on the compensation of Named Executive Officers every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

        The Board of Directors has determined that holding an advisory vote on the compensation of Named Executive Officers every year is the most appropriate policy at this time, and recommends that future advisory votes on the compensation of Named Executive Officers occur annually. While our executive compensation program and pay-for-performance model are designed to promote a long-term focus, the Board of Directors and the Compensation Committee recognize that executive compensation disclosures are made annually. We believe that holding an annual advisory vote on Named Executive Officers' compensation will provide us with more direct and immediate feedback on compensation decisions.

        Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors—stockholders are choosing among the four choices presented. Although this advisory vote on the frequency of future advisory votes on the compensation of named executive officers is nonbinding, the Board of Directors and the Compensation Committee will carefully review the voting results when determining the frequency of future advisory votes on the compensation of named executive officers.

The Board of Directors Recommends a Vote
to Conduct Future Advisory Votes on the Compensation of Named Executive Officers ANNUALLY.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2015. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors Recommends a Vote "FOR" the Ratification of the
Appointment of PRICEWATERHOUSECOOPERS LLP as Our Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company's financial statements, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal audit function and independent auditor, the Company's compliance with legal and regulatory requirements and management's process to assess and manage the Company's enterprise risk issues. Management has responsibility for preparing the Company's financial statements as well as for the Company's financial reporting process, including internal controls thereon. PricewaterhouseCoopers LLP, acting as an independent registered public accounting firm, is responsible for auditing those financial statements.

        In connection with our review of the Company's consolidated audited financial statements for the fiscal year ended December 28, 2014, we relied on reports received from PricewaterhouseCoopers LLP as well as the advice and information we received during discussions with the Company's management. In this context, we hereby report as follows:

  (i)
  The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2014 with the Company's management.

  (ii)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees.

  (iii)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Rule 2-07 of Regulation S-X, Communications with Audit Committees.

  (iv)
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

  (v)
  Based on the review and discussion referred to in paragraphs (i) through (iv) above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2014, for filing with the SEC.

The Audit Committee

Philip G. Franklin, Chairperson
David E. Dibble
Ellen Taus

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm

        The following table sets forth aggregate fees billed or expected to be billed for services rendered by PricewaterhouseCoopers LLP for fiscal year 2014, inclusive of out-of-pocket expenses. Fees billed by PricewaterhouseCoopers LLP to Tribune Media Company for periods prior to the August 4, 2014 date of the spin-off transaction are not included below, whether or not any portion of such fees may have been allocated to its subsidiaries.

Type of Fees	Amount
Audit Fees	$2,030,000
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$300,000

        Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements, reviews of our interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including relating to the SEC.

        Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

        Tax Fees consist of fees for professional services rendered for assistance with federal, state, and international tax compliance, tax advice, and tax planning.

        All Other Fees consist of fees for consulting services rendered by Strategy&, an affiliate of PricewaterhouseCoopers LLP, to the Company. These consulting services were related to a sales compensation redesign evaluation.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm's Services

        The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP as described above and believes that they are compatible with maintaining PricewaterhouseCoopers LLP's independence as the Company's principal registered public accounting firm.

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent auditor. The Audit Committee has the direct responsibility for the compensation, retention and oversight of the work of each independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Committee. The Audit Committee establishes policies and procedures for the review and pre-approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor. The chairperson of the Audit Committee may grant the approvals (including pre-approvals) on behalf of the Committee. The decision of the chairperson of the Audit Committee to approve (including to pre-approve) an activity is required to be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent auditor. The Audit Committee pre-approved 100% of the Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees listed above.

EXECUTIVE OFFICERS

        The following table sets forth the name, age, and position of each of our executive officers as of April 10, 2015:

Name	Age	Position
John H. Griffin, Jr.	54	Chief Executive Officer, President and Director
Sandra J. Martin	53	Interim Chief Financial Officer
Austin M. Beutner	55	Publisher and Chief Executive Officer, Los Angeles Times
Howard Greenberg	65	Publisher and Chief Executive Officer, Sun-Sentinel
Tony Hunter	54	Publisher and Chief Executive Officer, Chicago Tribune
Michael F. Rooney	61	Executive Vice President, Chief Revenue Officer
Timothy E. Ryan	56	Publisher and Chief Executive Officer, The Baltimore Sun and The Morning Call
Julie K. Xanders	50	Executive Vice President, General Counsel and Secretary

        John H. Griffin, Jr.    Mr. Griffin has served as Chief Executive Officer and President of Tribune Publishing and a director since the Distribution in August 2014. Prior to joining Tribune Publishing in April 2014, Mr. Griffin served as co-founder and Chief Executive Officer of Empirical Media Advisors, LLC, a consulting firm advising national media properties, including Tribune Publishing, from May 2012. From September 2010 until February 2011, Mr. Griffin was Chief Executive Officer of Time Inc., a print media company, as well as the Chairman of MPA, the trade association for the consumer magazine industry, where he had been on the board for seven years. Mr. Griffin has also served as Chairman of the American Advertising Federation and as a Director of the Interactive Advertising Bureau and the Audit Bureau of Circulations. He was a Founding Director of Next Issue Media, a digital newsstand formed by a consortium of five leading publishers. Before joining Time Inc., Mr. Griffin spent a dozen years at Meredith Corporation. As President of its National Media Group, Mr. Griffin led the successful transformation of Meredith into a digitally enabled, diversified media and marketing company. From its print roots, Meredith became a major provider of marketing services through Meredith Integrated Marketing, of which Mr. Griffin was the founding General Manager in 1996. From 1999 to 2003, Mr. Griffin worked at the Parade Division of Advance Publications, where he was President and Publisher of Parade Magazine. Prior to that, he was Vice President of Marketing for the Meredith Television Broadcasting Group. Mr. Griffin also spent four years at the Magazine Group of The New York Times Company before joining Meredith in 1994. Mr. Griffin graduated from the Yale School of Management and Boston College. He is currently a Director of the Yale Center for Customer Insights. He is also on the Business Advisory Board of Propublica, the investigative news organization.

        Sandra J. Martin.    Ms. Martin has served as the Interim Chief Financial Officer since January 2015 and Senior Vice President of Corporate Finance and Investor Relations since November 2014. Ms. Martin joined Tribune Publishing in March 2014 as Vice President/Corporate Finance and Investor Relations. Prior to joining Tribune Publishing, Ms. Martin served as Vice President/Corporate Controller for Belo Corp., a media company, from April 2010 through March 2014. Martin also served as Chief Financial Officer for Entech Solar, a publicly traded company that develops renewable energy technologies, from March 2009 through April 2010. Ms. Martin worked as financial consultant performing accounting, planning and audit work from July 2008 until February 2009. Before that, Ms. Martin held accounting and finance leadership positions for publicly traded companies including Vice President/Investor Relations for Sally Beauty Holdings through the spin-off from Alberto Culver from October 2006 through June 2008. From March 1992 through September 2006, she held positions at Pier 1 Imports progressing from Manager/Financial Reporting, to Director/Financial Reporting & Investor Relations and Director/Corporate Planning & Investor Relations. Martin was Manager/Financial Reporting and Financial Planning & Analysis for Pearle, Inc. from February 1989 through February 1992 and worked for Zale Corporation as internal auditor and senior financial analyst from March 1985 through January 1989. Ms. Martin began her career in public accounting in January 1983 working in the audit department for Touché Ross & Co. until February 1985. Ms. Martin has been an actively licensed Certified Public Accountant in Texas since 1988. Also, she is a graduate of the University of Texas at Arlington and Texas Christian University. Ms. Martin received a Bachelor of Business Administration in Accounting from U.T. Arlington in 1983 and a Master of Business Administration from the M.J. Neeley School of Business executive program at TCU in 2007. She is a member of the Financial Executives International, the American Institute and Texas Society of CPAs, the Financial Executives Networking Group and the National Investor Relations Institute. Martin is also a contributor to the Dallas Women's Foundation.

        Austin M. Beutner.    Mr. Beutner has served as Publisher and Chief Executive Officer of the Los Angeles Times since August 2014. He was the First Deputy Mayor of Los Angeles from January 2010 to April 2011, where he served as the city's first "jobs czar" and oversaw the policy and operations of 13 city departments ranging from the Los Angeles World Airports, the Port of Los Angeles and the Los Angeles Department of Water and Power, to the Departments of Planning,

Building and Safety, and Housing and Homeless. For the last five years or longer, he has been serving as Chairman of the Board of The Broad Stage, Chairman of the Board of California Institute of the Arts (CalArts), and Chairman of the Mammoth Mountain Community Foundation, which he founded, as well as serving on the Board of Directors of ACT Today!. Mr. Beutner also chairs the Board of Vision To Learn, an organization he created, which provides free glasses to kids in low-income communities throughout California. Additionally, he serves on the Boards of Directors of the California Nature Conservancy, Granada Hills Charter High School Education Foundation, Hopkins Center for the Arts at Dartmouth College, The Los Angeles Fund for Public Education, the Pacific Council on International Policy, and the U.S. Ski and Snowboard Team Foundation, and he is a member of the Council on Foreign Relations.

        Howard Greenberg.    Mr. Greenberg has served as Publisher and Chief Executive Officer of the Sun-Sentinel since the Distribution in August 2014. From August 2014 to November 2014, he also served as Publisher and CEO of the Orlando Sentinel Communications Company. Mr. Greenberg served as President and CEO of the Sun-Sentinel Company and Publisher of Sun-Sentinel from May 2007 to August 2014 and President and CEO of Orlando Sentinel Communications Company and Publisher of the Orlando Sentinel from February 2008 to August 2014. He was General Manager overseeing WSFL-TV from March 2008 to August 2014. Previously, Mr. Greenberg served as Senior Vice President and General Manager of Sun-Sentinel Company from 2005 to 2007, overseeing the advertising, circulation, finance and planning, human resources, marketing, operations and technology divisions and niche publications. Prior to that, Mr. Greenberg served as Senior Vice President/Managing Director in 2004 and Vice President/Circulation and Operations in 2003. Since 1984, he has also served as Circulation Sales Marketing Manager, Vice President and Director of Development, as well as serving two stints as Vice President and Circulation Director. Before joining Sun-Sentinel Company, Mr. Greenberg served as Circulation Director for the Denver Post and held several key circulation and operations positions with the Miami Herald. He also served as Vice President of Circulation for the New York Daily News. Mr. Greenberg has a degree in finance from the University of Miami and has attended advanced management programs at both Duke and Cornell Universities.

        Tony Hunter.    Mr. Hunter has served as Publisher and Chief Executive Officer of the Chicago Tribune Company since the Distribution in August 2014. Mr. Hunter has served in such role and as CEO of Tribune's publishing operation since July 2011, where he was responsible for the strategic priorities and day-to-day digital and print operations of seven Tribune newspapers, including The Baltimore Sun, Daily Press, The Morning Call, Orlando Sentinel and Sun-Sentinel. Mr. Hunter previously served as one of the four members of Tribune Media Company's Executive Council, which exercised the responsibilities of the office of Chief Executive and President from October 2010 to May 2011. Since September 2008, Mr. Hunter has served as Publisher and CEO of Chicago Tribune Company, overseeing a robust print and digital media portfolio including the Chicago Tribune, RedEye, Hoy, chicagotribune.com, TribLocal, and Chicago Magazine. Mr. Hunter previously was Senior Vice President/Circulation and Operations for Chicago Tribune, a position he assumed in 2007. In this capacity, he was responsible for production, technology and circulation, as well as marketing strategy, customer acquisition/retention, manufacturing and distribution. Mr. Hunter joined Chicago Tribune in 1994 as manager/circulation planning and analysis. Prior to joining Chicago Tribune, Mr. Hunter worked for the Audit Bureau of Circulations (ABC) as Director of Field Auditing-Newspapers and held a variety of auditing positions from 1984 to 1994. Mr. Hunter holds an MBA in leadership and organizational development from DePaul University and a BA in accounting, business administration and economics from Coe College in Cedar Rapids, Iowa. He is a Certified Public Accountant.

        Michael F. Rooney.    Mr. Rooney has served as Executive Vice President and Chief Revenue Officer since November 2014. In this capacity, Mr. Rooney is responsible for further diversifying Tribune Publishing's suite of print and digital advertising solutions offered to local and national brands and oversees of all Tribune Publishing national sales and marketing activities including: Tribune 365, the Company's national sales unit for print and digital advertising; 435Digital, Tribune Publishing's digital marketing services unit; MediaWorks, the Company's pre-print marketing and operations unit; and Tribune Publishing's digital marketplaces in verticals such as automotive and recruitment. Mr. Rooney served as Chief Revenue Officer for The Wall Street Journal, a print media company, from 2007 to 2013. During his tenure, Mr. Rooney oversaw a portfolio of $850 million and significantly grew digital revenue across print and digital platforms. Prior to The Wall Street Journal, Rooney served in numerous sales positions at ESPN, a media company, from 1997 to 2007, including print, outdoor, television and digital units, and was credited with launching ESPN the Magazine to immediate success, diversifying the company's advertising platforms, and integrating the brand's significant TV, print and digital sales forces. Additionally, Mr. Rooney held extensive leadership positions at Times-Mirror Magazines, a print media company, where he served as Publisher of Field & Stream and Outdoor Life; at Disney Publishing, where he resurrected Discover Magazine and served as its Publisher, and at Rodale Press, where he launched Men's Health Magazine and served as its Publisher. Mr. Rooney earned a bachelor's degree from Boston College.

        Timothy E. Ryan.    Mr. Ryan has served as Publisher and Chief Executive Officer of The Baltimore Sun and Morning Call since the Distribution in August 2014. Mr. Ryan has served as publisher, president and chief executive officer of the Baltimore Sun Media Group since 2007. In 2010, he also became publisher and CEO for additional Tribune media properties, The Morning Call and mcall.com. In Baltimore, Mr. Ryan oversees not only The Baltimore Sun but also 30 community newspapers and magazines and the region's leading website, baltimoresun.com. Mr. Ryan came to The Baltimore Sun after having served as Vice President of Circulation and Consumer Marketing since 2005 at the Chicago Tribune, where he was responsible for sales, marketing and distribution throughout Chicago and the Midwest. Prior to joining the Chicago Tribune, Mr. Ryan served as Vice President of Circulation and Operations at The Baltimore Sun from July 2000 to February 2005. Mr. Ryan also worked as Vice President of Circulation at The Philadelphia Inquirer from 1993 to 2000. Mr. Ryan holds a bachelor's degree in political science from the University of Notre Dame and a master's degree in business administration from J.L. Kellogg Graduate School of Management, Northwestern University.

        Julie K. Xanders.    Ms. Xanders has served as Executive Vice President, General Counsel and Secretary of Tribune Publishing since the Distribution in August 2014. Ms. Xanders previously served as the Assistant General Counsel/West Coast Media of Tribune Media Company and served as Senior Vice President, Legal for the Los Angeles Times. Ms. Xanders joined The Times Mirror Company, a media company, in 1993 as Corporate Counsel for Times Mirror Cable Television, Inc. and was promoted to Assistant General Counsel in 1995 for Times Mirror, Associate General Counsel in 1997, Deputy General Counsel in 1998, and Senior Vice President and General Counsel for the Los Angeles Times in August 1998. Prior to joining Times Mirror, Ms. Xanders worked for four years in private practice with Gibson, Dunn & Crutcher, a law firm, as an associate attorney. Ms. Xanders earned a doctor of jurisprudence from Boalt Hall School of Law (UC Berkeley) and has a bachelor's degree in economics and political science from Yale University, where she graduated summa cum laude and was elected Phi Beta Kappa. She is a past chair and continues to serve as a member of the Executive Committee of the Corporate Law Departments Section of the Los Angeles County Bar Association. She served on the Board of Trustees and several Board committees of the Los Angeles County Bar Association from July 2004 to June 2009 and from July 2010 to June 2011. She serves as Vice Chair of the Board of Trustees of Southwestern Law School and is co-chair of the Membership Committee. She serves on the Board of Directors of the California Newspaper Publishers Association and is Chair of its Governmental Affairs Committee. She was a member of the Board of Directors of the Los Angeles Area Chamber of Commerce from January 2002 to June 2005.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

        The following table shows the number of shares of the Company's common stock beneficially owned as of April 1, 2015 by: (i) all those known by us to be beneficial owners of more than 5% of our outstanding common stock as of April 1, 2015; (ii) each director as of April 1, 2015; (iii) each of the Named Executive Officers listed in the "2014 Summary Compensation Table"; and (iv) the directors and executive officers as a group as of April 1, 2015.

        Unless otherwise indicated, beneficial owners listed in the table may be contacted at the Company's corporate headquarters at 435 N. Michigan Avenue, Chicago, Illinois 60611.

Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(1)
More Than 5% Stockholders:
Oaktree Capital Group Holdings GP, LLC(2)	4,695,947	18.3%
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
PRIMECAP Management Company(3)	3,712,521	14.5%
225 South Lake Avenue, #400
Pasadena, CA 91101
Angelo, Gordon & Co. L.P.(4)	2,244,448	8.8%
245 Park Avenue
New York, NY 10167
JPMorgan Chase & Co.(5)	2,127,116	8.3%
270 Park Avenue
New York, NY 10017
Franklin Mutual Advisers, LLC(6)	1,563,111	6.1%
101 John F. Kennedy Parkway
Short Hills, NJ 07078-2789
Non-Employee Directors:
David E. Dibble(7)	4,167	*
Philip G. Franklin(8)	4,167	*
Eddy W. Hartenstein(9)	54,945	*
Renetta McCann(10)	4,167	*
Ellen Taus(11)	4,167	*
Named Executive Officers:
John H. Griffin, Jr.(12)	59,360	*
John B. Bode(13)	15,559	*
Austin M. Beutner	—	*
Howard Greenberg(14)	17,712	*
Tony Hunter(15)	27,498	*
Steven Berns(16)	—	*
All directors and current executive officers as a group (13 persons)(17)	202,211	*

*
Represents beneficial ownership of less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules. For the number of shares beneficially owned by each of the "More Than 5% Stockholders," we rely on each of such stockholder's statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, as described in the footnotes below. For each person, entity, or group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person, entity, or group by the sum of 25,607,164 shares of the Company's common stock outstanding as of April 1, 2015, plus the number of shares of common stock, if any, that such person, entity, or group had the right to acquire pursuant to the exercise of stock options or vesting of restricted stock units or other rights within 60 days of April 1, 2015. Except as indicated by footnote, and subject to marital community property laws where applicable, we believe that the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Information presented is based on a Schedule 13D filed with the SEC on August 14, 2014 by Oaktree Capital Group Holdings GP, LLC, and its affiliated entities as described in the filing, as of August 4, 2014. Pursuant to the filing, Oaktree Tribune, L.P. directly holds, and has sole voting power and sole dispositive power over, 4,691,371 shares of the Company's common stock, and OCM FIE, LLC directly holds, and has sole voting power and sole dispositive power over, 4,576 shares of the Company's common stock. Each of the following entities also has sole voting power and sole dispositive power over 4,691,371 shares in its capacity as the general partner, sole stockholder, or managing member of the specified entity: Oaktree AIF Investments, L.P. as the general partner of Oaktree Tribune, L.P.; Oaktree AIF Holdings, Inc. as the general partner of Oaktree AIF Investments, L.P.; and Oaktree Capital Group Holdings, L.P. as the holder of all of the voting shares of Oaktree AIF Holdings, Inc. Each of the following entities also has sole voting power and sole dispositive power over 4,576 shares in its capacity as the general partner or managing member of the specified entity: Oaktree Fund GP, LLC is the managing director of OCM FIE, LLC; Oaktree Fund GP I, L.P. as the managing member of Oaktree Fund GP, LLC; Oaktree Capital I, L.P. as the general partner of Oaktree Fund GP I, L.P.; OCM Holdings I, LLC as the general partner of Oaktree Capital I, L.P.; Oaktree Holdings, LLC as the managing member of OCM Holdings I, LLC; and Oaktree Capital Group, LLC as the managing member of OCM Holdings, LLC. Oaktree Capital Group Holdings GP, LLC has sole voting power and sole dispositive voting power over 4,695,947 shares in its capacity as the general partner of Oaktree Capital Group Holdings, L.P. and the duly elected manager of Oaktree Capital Group, LLC.

(3)
Information presented is based on a Schedule 13G/A filed with the SEC on February 13, 2015 by PRIMECAP Management Company ("Primecap") as of December 31, 2014. Pursuant to the filing, Primecap has sole voting power over 3,343,480 shares of the Company's common stock and sole dispositive power over 3,712,521 shares.

(4)
Information presented is based on a Schedule 13G filed with the SEC on February 13, 2015 by Angelo, Gordon & Co. L.P. ("Angelo, Gordon"), John M. Angelo and Michael L. Gordon as of December 31, 2014. Pursuant to the filing, Angelo, Gordon has sole voting power and sole dispositive power over the shares; John M. Angelo has shared voting power and shared dispositive power over the shares; and Michael L. Gordon has shared voting power and shared dispositive power over the shares. John M. Angelo is a managing member of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon, and he is the chief executive officer of Angelo, Gordon. Michael L. Gordon is the other managing member of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon, and he is the chief operating officer of Angelo, Gordon.

(5)
Information presented is based on a Schedule 13G filed with the SEC on February 5, 2015 by JPMorgan Chase & Co. ("JPMorgan") as of December 31, 2014. Pursuant to the filing, JPMorgan has sole voting power and sole dispositive power over the shares.

(6)
Information presented is based on a Schedule 13G filed with the SEC on February 3, 2015 by Franklin Mutual Advisers, LLC ("Franklin") as of December 31, 2014. Pursuant to the filing, Franklin has sole voting power and sole dispositive power over the shares. The securities reported are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin, an indirect wholly owned subsidiary of Franklin Resources, Inc.

(7)
The number of shares beneficially owned by Mr. Dibble includes 4,167 shares issuable upon the vesting of restricted stock units within 60 days of April 1, 2015.

(8)
The number of shares beneficially owned by Mr. Franklin includes 4,167 shares issuable upon the vesting of restricted stock units within 60 days of April 1, 2015.

(9)
The number of shares beneficially owned by Mr. Hartenstein includes (a) 26,166 shares subject to options that are currently exercisable or that will become exercisable within 60 days of April 1, 2015 and (b) 6,771 shares issuable upon the vesting of restricted stock units with 60 days of April 1, 2015.

(10)
The number of shares beneficially owned by Ms. McCann includes 4,167 shares issuable upon the vesting of restricted stock units within 60 days of April 1, 2015.

(11)
The number of shares beneficially owned by Ms. Taus includes 4,167 shares issuable upon the vesting of restricted stock units within 60 days of April 1, 2015.

(12)
The number of shares beneficially owned by Mr. Griffin includes 40,150 shares subject to options that are currently exercisable or that will become exercisable within 60 days of April 1, 2015.

(13)
The number of shares beneficially owned by Mr. Bode includes 10,000 shares subject to options that are currently exercisable or that will become exercisable within 60 days of April 1, 2015.

(14)
The number of shares beneficially owned by Mr. Greenberg includes 14,342 shares subject to options that are currently exercisable or that will become exercisable within 60 days of April 1, 2015.

(15)
The number of shares beneficially owned by Mr. Hunter includes 21,393 shares subject to options that are currently exercisable or that will become exercisable within 60 days of April 1, 2015.

(16)
Steven Berns, the Executive Vice President, Chief Financial Officer of Tribune Media Company ("TCO"), served as Tribune Publishing Company's Chief Executive Officer and Chief Financial Officer while TCO was preparing the Company for the Distribution. Mr. Berns performed such service in connection with his role as TCO's Chief Financial Officer, and he did not receive any additional compensation from the Company for such service. As a result, although Mr. Berns is considered a Named Executive Officer, he is not included in the "Compensation Discussion and Analysis" section of this proxy statement or any of the accompanying tables.

(17)
The number of shares beneficially owned by all directors and current executive officers as a group as of April 1, 2015 includes (a) 121,057 shares subject to options which are currently exercisable or which will become exercisable within 60 days of April 1, 2015 and (b) 23,439 shares issuable upon the vesting of restricted stock units within 60 days of April 1, 2015.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers, and beneficial holders of more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, based solely on our review of the copies of such reports and written representations from certain reporting persons that no other reports were required, all of the applicable directors, officers, and beneficial holders of more than 10% of the Company's stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2014, with the exception of Timothy E. Ryan, who had one Form 4 filed on August 6, 2014 which was subsequently amended to include 88 shares of the Company's stock which were inadvertently omitted from the original filing.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        Prior to August 4, 2014, we were a wholly-owned subsidiary of Tribune Media Company ("TCO"). On August 4, 2014, shares of the common stock of the Company, comprised of the Publishing business segment of TCO, were distributed to stockholders of record of TCO as of the record date (the "Distribution"). Effective upon completion of the Distribution, our Board of Directors formed its own Compensation Committee (the "Compensation Committee"). Following the Distribution, the Compensation Committee commenced to oversee, evaluate and review all aspects of our executive compensation philosophy and programs prospectively. The Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

        Our historical compensation strategy was primarily determined by TCO's senior management and the Compensation Committee of the Board of Directors of TCO (the "TCO Committee"), which approved and oversaw the administration of TCO's executive compensation program during 2014. Following the Distribution, the Compensation Committee oversaw the Company's executive compensation program for the remaining months of fiscal year 2014 and will determine executive compensation for fiscal year 2015 and beyond. Since the information presented in this proxy statement relates to the Company's full fiscal year 2014, this Compensation Discussion and Analysis describes the Company's compensation programs and decisions with respect to the full fiscal year 2014, including elements of the executive compensation program that were determined by TCO and the TCO Committee prior to the Distribution. Our compensation approach for the last five months of 2014 was similar to TCO's compensation approach for the preceding seven months.

        This Compensation Discussion and Analysis describes material elements of our compensation philosophy, summarizes our executive compensation program, and reviews compensation decisions for the following Named Executive Officers (the "Named Executive Officers" or "NEOs"):

Name	Title
John H. Griffin, Jr.	Chief Executive Officer, President and Director
John B. Bode	Former Executive Vice President, Chief Financial Officer
Tony Hunter	Publisher and Chief Executive Officer, Chicago Tribune
Austin M. Beutner	Publisher and Chief Executive Officer, Los Angeles Times
Howard Greenberg	Publisher and Chief Executive Officer, Sun-Sentinel

        Steven Berns, the Executive Vice President, Chief Financial Officer of TCO, served as Tribune Publishing Company's Chief Executive Officer and Chief Financial Officer while TCO was preparing the Company for the Distribution. Mr. Berns performed such service in connection with his role as TCO's Chief Financial Officer, and he did not receive any additional compensation from the Company for such service. As a result, although Mr. Berns is considered a Named Executive Officer, he is not included in this Compensation Discussion and Analysis or any of the compensation tables that follow.

2014 Overview

        2014 was the beginning of a multi-year transformation for the Company. We completed the acquisitions of the Baltimore City Paper, the Annapolis Capital and the Carroll County Times, as well as six daily and 32 weekly suburban newspapers in the Chicago market. In addition, in August 2014, we completed the Distribution from TCO. In connection with the Distribution, we undertook many changes both prior to and following the Distribution that were tied to our transition into an independent, publicly-traded company. Two of our Named Executive Officers, John H. Griffin, Jr., the Company's Chief Executive Officer, and Austin M. Beutner, the Publisher and Chief Executive Officer of the Los Angeles Times, joined the Company in 2014, and John B. Bode, our former Chief Financial Officer, left the Company in January 2015. Many of the compensation decisions made in 2014 were in support of the Distribution and building a solid foundation for the Company's transition into an independent, publicly-traded company positioned to execute on its strategies.

 2014 Compensation Highlights

1.     NEO Compensation Tied to Business Performance, Key Corporate Initiatives and Long-Term Share Price Performance

        TCO's compensation program tied a substantial portion of executive compensation to business performance. Under the 2014 management incentive program ("MIP"), if business performance fell below identified thresholds, at-risk compensation would have been reduced or not paid at all. Compensation design for executives was structured to achieve long-term stockholder value creation without undue business risk. The Compensation Committee also recognized the Company's achievement of certain key corporate initiatives, including, without limitation, the consummation of the Distribution.

2.     Pay for Performance—Compensation At Risk

  •
  Fiscal year 2014 Adjusted EBITDA performance for the Company (on a consolidated basis) and each applicable business unit was at or below the target objectives established by TCO for the 2014 MIP, and the Compensation Committee determined to apply negative discretion to the 2014 MIP payouts, resulting in payouts that were below target for the Named Executive Officers. For Mr. Griffin, the 2014 MIP was based on the Company's full fiscal year 2014 total performance on a consolidated basis, prorated for his period of service. For Messrs. Greenberg and Hunter, the 2014 MIP was based on full fiscal year 2014 performance of the Orlando/Sun-Sentinel and Chicago business units, respectively.

  •
  To acknowledge the significant work involved in consummating the Distribution and completing other key corporate initiatives, the Compensation Committee awarded additional cash bonuses to certain of the Named Executive Officers.

  •
  Stock option and restricted stock unit grants of the Company's common stock directly tie Named Executive Officer compensation to absolute share price performance.

  •
  The following charts reflect the 2014 target pay mix of Mr. Griffin, the Company's Chief Executive Officer, and the average of the other Named Executive Officers, in each case, as if such Named Executive Officers had worked the full year.

John H. Griffin, Jr.	Other NEOs

3.     Good Pay Practices

        The Company has adopted best practices with respect to the executive compensation program, including the following:

  •
  We pay for performance. A significant portion of total executive compensation is earned by attaining annual and long-term goals that increase stockholder value.

  •
  We emphasize equity compensation to reward long-term growth and stockholder value creation.

  •
  We have a Policy on Trading Securities that prohibits hedging, pledging and other speculative transactions in our securities.

  •
  Our Compensation Committee has retained an independent compensation consultant to advise the Committee regarding the executive compensation program and the risk profile of the Company's compensation programs.

  •
  Our Compensation Committee has reviewed a risk analysis of our compensation programs and practices to ensure that appropriate risk mitigation controls are in place.

  •
  The Company's 2014 Omnibus Incentive Plan prohibits repricing or replacing stock options with exercise prices below the current fair market value without stockholder approval.

  •
  We have an Executive Compensation Clawback Policy that allows the Company to recoup executive compensation in the event of a restatement of the Company's financial statement that results in the amount of any performance-based compensation paid or awarded to an executive officer being a greater amount than it would have been had it been calculated based on the restated financial statement.

  •
  We do not pay dividend equivalents on our restricted stock units until such units vest.

  •
  We offer executive officers the same group benefit programs as we provide other employees.

  •
  We provide limited executive perquisites.

  •
  We do not have any excise tax gross-up provisions in our compensation plans or agreements.

Independent Compensation Consultant

        Historically, the TCO Committee retained Exequity LLP as its compensation consultant for fiscal year 2014. Exequity provided no services to TCO other than executive compensation consulting services provided at the direction of the TCO Committee.

        In January 2015, our Compensation Committee retained Towers Watson (the "Compensation Consultant") as its independent compensation consultant. During 2014, TCO purchased aggregated compensation data from the Compensation Consultant but did not retain their consulting services. We expect the Compensation Consultant will regularly attend Compensation Committee meetings, advise on matters including peer group composition, annual and long-term incentive plan design and awards, and provide market data, analysis and advice regarding compensation for our Named Executive Officers and non-employee directors.

Our Approach to Executive Compensation

        Historically.    Prior to the Distribution, the compensation of our Named Executive Officers was determined by TCO and the TCO Committee.

        Following the Distribution.    Our approach to executive compensation is aimed at achieving the following:

  •
  Attract and retain top talent;

  •
  Motivate and reward the performance of senior executives to achieve strategic, financial and operating performance objectives;

  •
  Ensure that our total compensation packages are competitive in comparison to those offered by our peers and that our compensation practices are consistent with high standards of corporate governance; and

  •
  Align our executives' interests with the long-term interests of our stockholders.

NEO Compensation

        Historically.    The TCO Committee approved the compensation programs for Messrs. Griffin and Hunter and delegated to TCO's management responsibility for administering the compensation program for the other individuals who were appointed our executive officers following the Distribution. TCO's management also recommended that the TCO Committee not grant the 2014 annual equity awards to the Company's executive officers prior to the Distribution given the Distribution was contemplated to occur in 2014.

        Following the Distribution.    As of the Distribution, our Compensation Committee oversees all components of the Company's executive compensation program. During the post-Distribution portion of 2014, the Company's President and Chief Executive Officer and its senior human resources executive made recommendations to the Compensation Committee regarding executive compensation actions and equity awards for the Named Executive Officers. Based on their recommendations, our Compensation Committee (i) increased the base salary of John B. Bode, our former Chief Financial Officer, and (ii) approved the compensation package and employment agreement with Austin M. Beutner in connection with his hire as Publisher and Chief Executive Officer of the Los Angeles Times. The Compensation Committee also awarded equity grants to the Named Executive Officers based on such recommendations. In advance of the Compensation Committee's 2016 review of the executive compensation program, the Compensation Committee will develop a group of peer companies (the "Peer Group") and the Compensation Consultant will provide competitive market compensation data for the Company's executive officers with respect to 2016 compensation decisions based on the Peer Group. The Compensation Committee expects to use this market compensation data, along with other qualitative information, in making its determination of target and actual compensation for the executive officers.

 Our Compensation Cycle

        Historically.    Compensation has been reviewed during the first quarter of every year. This review included:

  •
  Annual performance reviews for the prior year;

  •
  Base salary increases—normally provided in March;

  •
  MIP target awards; and

  •
  Long-term incentive target awards (including stock options, restricted stock units and/or performance-based awards).

        Following the Distribution.    Our Compensation Committee will review and determine base salary, MIP target awards and long-term incentive target award compensation for our Named Executive Officers following a similar annual cycle. The actual award date of stock options or restricted stock unit awards is determined on the date on which the Compensation Committee approves these awards, which is typically the March meeting of the Compensation Committee. Our Compensation Committee will review and assess the performance of the Chief Executive Officer and all executive officers and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data and the compensation program.

Primary Compensation Components

        Historically.    The following sections, including information supplied in tabular form, provide information about principles and approaches with respect to base salary, the MIP and long-term incentive target awards for the first seven months of 2014. In connection with the Distribution, we entered into an Employee Matters Agreement pursuant to which we agreed to, among other things, maintain TCO's MIP for fiscal year 2014, as revised to reflect the Distribution.

        Following the Distribution.    Principles and approaches with respect to base salary, the MIP and long-term incentive target awards for the Company for the last five months of 2014 were substantially similar to the principles and approaches previously adopted at TCO and are discussed below. In 2014 and the beginning of 2015, the Compensation Committee awarded to some of the Named Executive Officers one-time cash bonuses related to the Distribution transition and the achievement of key corporate initiatives. With regard to the MIP and aggregate long-term incentive target awards, our Compensation Committee will develop programs reflecting appropriate measures, goals, and targets based on our corporate strategy.

BASE SALARY

General Principle	Specific Approach
A competitive salary provides a necessary element of stability. Base salary should recognize individual performance, market value of a position and the executive officer's tenure, experience, responsibilities, contribution to the Company, and growth in his or her role.	Salary levels are intended to be reviewed annually. Commencing with the 2016 fiscal year, our Compensation Committee will use compensation data from the Peer Group. Any increases will be based on overall performance and relative competitive market position.

 MANAGEMENT INCENTIVE PROGRAM (MIP)

General Principle	Specific Approach
The MIP is designed to provide an opportunity for our executive officers to earn incentive awards tied to annual performance. The program aligns the focus of our executive officers with Company-wide and business unit-specific financial and operating measures. Design parameters for the Named Executive Officers' MIP are substantially the same as the MIP for our broader management team. The MIP is the key compensation tool for aligning short-term realized pay for the management team with the attainment of key operating imperatives.	The 2014 MIP was designed to emphasize financial goals. Each MIP participant had a specified target opportunity. Actual payouts were based on financial performance against the Company's operating plan. For corporate-level executives, which includes Messrs. Griffin and Bode, target bonus opportunities were based exclusively on corporate-level financial performance (i.e., no weighting on individual business unit performance). The financial component for business unit level participants, which includes Messrs. Beutner, Greenberg and Hunter, was based exclusively on the financial performance of that individual's business unit against the Company's operating plan (i.e., no weighting on overall corporate-level results).
Structure MIP target awards to achieve competitive compensation levels when targeted performance results are achieved. Use objective formulas to establish potential MIP performance awards.
Similar to the approach used by TCO, the Company's 2015 MIP provides for an annual cash payment to participating executive officers established as a target percentage of base salary. Any MIP payment is the product of the annual base salary rate multiplied by the target base salary percentage multiplied by the MIP annual performance factor based on the approved metrics. Our Compensation Committee may approve negative discretionary adjustments with respect to Named Executive Officers.

Overview of the MIP

        In connection with the Distribution, we entered into an Employee Matters Agreement pursuant to which we agreed to, among other things, maintain TCO's MIP for fiscal year 2014, as revised to reflect the Distribution. As a result, the 2014 MIP awards to the Named Executive Officers were awarded based on the MIP targets approved by the TCO Committee, as revised by the Compensation Committee to reflect the Distribution. The Named Executive Officers received full credit for their service and participation with TCO in connection with 2014 MIP awards.

2014 Internal Performance Metrics (Corporate Level)

        Messrs. Griffin and Bode were subject to corporate-level metrics (which measured performance across the enterprise) and Messrs. Beutner, Greenberg and Hunter were subject to business unit level metrics.

Performance Metric	Why this Metric
Corporate Compensation Adjusted EBITDA	Corporate Compensation Adjusted EBITDA reflects the Company's emphasis on profitability and cost-containment and is a measure of total operating performance of the enterprise.

"Compensation Adjusted EBITDA" is defined as earnings before income taxes, interest income, interest expense, pension expense, equity income and losses, depreciation and amortization, stock based compensation, certain special items (including severance), non-operating items and reorganization items.

2014 Internal Performance Metrics (Business Unit Level)

        The business unit level MIP design applicable to Messrs. Beutner, Greenberg and Hunter rewards individual business unit performance. Business unit performance is directly related to the ability to capture new business, execute contractual requirements and take appropriate actions to optimize cost structures and efficiently run the business unit.

For Messrs. Beutner, Greenberg and Hunter, the MIP design for the 2014 performance year rewarded them for the performance of their respective business units exclusively.

Performance Metric	Why this Metric
Business Unit Compensation Adjusted EBITDA	Business Unit Compensation Adjusted EBITDA reflects the Company's emphasis on profitability and cost-containment at the business unit level and is a measure of total operating performance of the specified business unit.

2014 Internal Performance Metric Attainment and Payout Design

        We pay for MIP performance that clearly demonstrates substantial achievement of plan goals. The TCO Committee had set goals for our Compensation Adjusted EBITDA metrics. In order to achieve an MIP payout, the metric must meet a certain threshold for that component to be considered in the calculation. For example, Compensation Adjusted EBITDA performance below the 80% payout percentage of target would result in that metric being reflected as zero in the MIP calculation.

	2014 MIP Attainment and Payout Design Compensation Adjusted EBITDA
	Threshold	Target	Max
Performance Percentage of Target	80%	100%	120%
Payout Percentage of Target	50%	100%	150%

        In 2014, each performance component of the MIP and the overall MIP award was capped at 150%. Results between points are interpolated.

2014 MIP Performance Targets and Performance

        The TCO Committee established 2014 MIP performance targets for the Named Executive Officers based on the applicable performance metrics and TCO's approved annual operating plan, taking into consideration TCO's aspirational business goals. These performance targets were retained by our Compensation Committee for 2014 performance measurement, as revised to reflect the Distribution. Successful attainment is achievable only if the Company or the business unit, as applicable, performs at the established levels.

2014 Target MIP Award Percentage of Base Salary

        The following table shows the performance metric and target award percentage of base salary for each Named Executive Officer under the 2014 MIP.

Named Executive Officer	Metric	Target Award Percentage of Base Salary
John H. Griffin, Jr.(1)	Total Corporate Compensation Adjusted EBITDA	100%
John B. Bode	Total Corporate Compensation Adjusted EBITDA	75%
Tony Hunter	Total Business Unit Compensation Adjusted EBITDA (Chicago)	100%
Austin M. Beutner(1)	Total Business Unit Compensation Adjusted EBITDA (Los Angeles)	100%
Howard Greenberg	Total Business Unit Compensation Adjusted EBITDA (Orlando and Sun-Sentinel)	60%

(1)
The bonus was prorated to reflect his service with the Company during 2014.

        The potential 2014 MIP bonuses were calculated according to the following formula: 2014 MIP Potential Payout = Annual Base Salary Rate × Target Award Percentage of Base Salary × Results of Total Corporate Compensation Adjusted EBITDA Performance or Total Business Unit Compensation Adjusted EBITDA, as applicable.

Actual 2014 MIP Awards

        In connection with the Distribution, we entered into an Employee Matters Agreement pursuant to which we agreed to, among other things, maintain TCO's MIP for fiscal year 2014, as revised to reflect the Distribution. Accordingly, in determining 2014 MIP awards, the Compensation Committee based the calculations on the MIP performance targets established by the TCO Committee, but excluded the impact of items related to the Distribution in computing performance relative to targets. The percentage of target performance for each applicable Named Executive Officer based on the adjusted financial performance is shown in the table below. However, as discussed in more detail below, the Compensation Committee determined to apply negative discretion to the potential 2014 MIP payouts. In March 2015, the Compensation Committee determined the 2014 MIP awards for each of Messrs. Griffin, Greenberg and Hunter based on the actual performance of the Company or the applicable business unit as described below, after adjustment for the Distribution and the application of negative discretion. In the case of Mr. Griffin, his 2014 MIP award was prorated based on his period of service in 2014. The payout amounts and the percentage of target performance after application of negative adjustment are reflected in the table below.

        The Compensation Committee recognized that the Company had achieved certain key corporate initiatives in 2014, including, without limitation, the consummation of the Distribution, and wanted to award special bonuses to acknowledge the leadership and significant efforts of senior management in achieving such key corporate initiatives. However, the Compensation Committee did not want to increase the overall amount paid by the Company as 2014 incentive awards. Therefore, the Compensation Committee determined to reduce the potential 2014 MIP payouts and allocate that amount toward the payment of Corporate Initiative Awards. In March 2015, the Compensation Committee awarded Corporate Initiative Awards to Messrs. Griffin and Greenberg in the amounts of $357,534 and $15,200, respectively. The following table includes the total amount of 2014 incentive awards earned by Messrs. Griffin, Greenberg and Hunter.

Named Executive Officer	Performance Target at 100% Payment (in millions)	Adjusted 2014 Performance (in millions)	Performance Percentage of Target Achieved	2014 MIP Payout and Payout Percentage of Target Award (after negative adjustment)		Corporate Initiative Award	Total 2014 Incentive Award and Payout Percentage of Target Award
Mr. Griffin	$212.5	$210.6	98%	$357,534	(50%)	$357,534	$715,068	(100%)
Mr. Greenberg	$ 64.4	$ 59.0	79%	$184,800	(70%)	$ 15,200	$200,000	(76%)
Mr. Hunter	$ 87.2	$ 89.1	105%	$625,000	(100%)	—	$625,000	(100%)

        Pursuant to Austin M. Beutner's employment agreement, he was entitled to a minimum incentive amount for 2014. Because the 2014 MIP award Mr. Beutner would have earned based on the actual performance of his business unit did not exceed the minimum amount provided for under his employment agreement, he received the minimum amount provided for under his employment agreement and he did not receive an additional MIP award.

        2014 MIP awards for the Named Executive Officers are included in the Summary Compensation Table below in the "Non-Equity Incentive Plan Compensation" column. The Corporate Initiative Awards are included in the Summary Compensation Table below in the "Bonus" column.

SPECIAL ONE-TIME BONUS AWARDS RELATED TO DISTRIBUTION TRANSACTION

        Due to the unique nature of 2014, the following special one-time cash awards were made to the Named Executive Officers:

  •
  Cash Bonus.  In 2014, the TCO Committee determined not to include the Company's employees in its annual equity grant cycle in February. Given the Distribution was expected to occur in the second quarter of 2014, TCO's management and the TCO Committee believed it would be appropriate to postpone the grants in order for the Company's new Board and Compensation Committee to make such compensation decisions for the Company's employees. The Distribution did not occur until the third quarter of 2014. Following the Distribution, in August 2014, our Compensation Committee awarded the annual equity grants to the Named Executive Officers. In addition, the Compensation Committee awarded one-time cash bonus awards to Messrs. Griffin, Bode, Greenberg and Hunter in the amounts of $219,962, $34,040, $9,407 and $23,519, respectively. These cash awards were intended to make them whole for the gap period between February and August 2014, during which time the stock price of

    TCO's shares increased significantly. If the TCO Committee had granted annual equity awards to the executive officers in February 2014 as part of the annual equity grant cycle, their awards would have appreciated in value given the increase in the stock price of TCO's shares and their awards would have been converted into Tribune Publishing equity awards in connection with the Distribution based on the increased values. Given the limited number of shares reserved in the Company's 2014 Omnibus Incentive Plan, rather than increase the size of each Named Executive Officer's equity grants to make up for the difference, the Compensation Committee determined to grant cash bonus awards instead.

  •
  Retention Bonus.   In March 2013, the TCO Committee, after consulting with its compensation consultant, approved a general retention incentive program for key employees in connection with TCO's 2013 review of strategic alternatives for the Publishing businesses. Individual awards were tied to the applicable employee's 2013 MIP target and had a one-year vesting schedule. The awards provided for payment upon vesting regardless of whether a potential transaction was consummated. TCO paid the vested awards in April 2014 to Messrs. Greenberg and Hunter in the amounts of $264,000 and $500,000, respectively.

Long-Term Incentive Awards Program

        Historically.    TCO's long-term incentive award for senior executives had two components, each of which directly tied long-term compensation to long-term value creation and stockholder return:

  •
  Restricted stock unit awards, and

  •
  Non-qualified stock option awards

        TCO and the TCO Committee determined not to grant 2014 long-term incentive program awards to the Company's employees given the Distribution was expected to occur in 2014. In 2013, long-term incentive program awards were allocated as follows: 1/2 non-qualified stock options and 1/2 shares of restricted stock units.

        Following the Distribution.    The Company has a long-term incentive award program similar to the historical program. In August 2014, the Compensation Committee awarded restricted stock units and non-qualified stock options to the Named Executive Officers. These awards were intended to serve as the 2014 annual awards that the TCO Committee determined not to make given the Distribution was expected to occur in 2014. The Compensation Committee adopted an approach similar to the TCO Committee's approach and awarded a mix of restricted stock units and stock options. With respect to Messrs. Griffin, Bode and Beutner, the value and mix of their respective awards were based on the terms of their respective employment agreements. With respect to the other Named Executive Officers, the value of the awards granted by the Compensation Committee was based on the value of the equity awards previously awarded by the TCO Committee, adjusted based on the recommendation of the Company's President and Chief Executive Officer.

Restricted Stock Unit Component

        Grants of restricted stock units provide Named Executive Officer with stock ownership of unrestricted shares after the restriction lapses. Executive officers received restricted stock unit awards in 2014 because, in the judgment of the Compensation Committee and based on management recommendations, these individuals were in positions most likely to assist in the achievement of the Company's long-term value creation goals and to create stockholder value over time. The Compensation Committee reviewed all proposed grants of restricted stock units for executive officers prior to award, including awards contemplated for new executive officers as part of employment offers.

        Key elements of the 2014 restricted stock unit program were:

  •
  Restricted stock units provide the same economic risk or reward as restricted stock, but recipients do not have voting rights and do not receive cash dividends during the restriction period. Dividend equivalents are accrued and paid in cash upon vesting of the restricted stock units. Vested restricted stock units are settled in shares.

  •
  Restricted stock units are subject to a four-year restriction period and will vest in four equal installments on March 1, 2015, 2016, 2017 and 2018.

        In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock units subject to different vesting terms.

Non-Qualified Stock Options Component

        Non-qualified stock options permit optionees to buy the Company's common stock in the future at a price equal to the common stock's value on the date the option was granted, which is the option exercise price.

        Key elements of the 2014 non-qualified stock option program were:

  •
  The option exercise price of stock options awarded was the NYSE closing price of the Company's common stock on the date the award was approved by the Compensation Committee.

  •
  The options will vest in four equal annual installments on March 1, 2015, 2016, 2017 and 2018.

  •
  Options cannot be exercised prior to vesting.

  •
  The options expire seven years after the grant date.

  •
  The Omnibus Incentive Plan prohibits the repricing of, or exchange of, stock options that are priced below the prevailing market price with lower-priced stock options without stockholder approval.

  •
  No employee may be granted more than 250,000 options in any calendar year.

        The following table provides an overview of some of the main characteristics of restricted stock units and non-qualified stock options.

Restricted Stock Units	Non-Qualified Stock Options
A restricted stock unit award is a promise to deliver to the recipient, upon vesting, shares of the Company's common stock.	Non-qualified stock options provide the opportunity to purchase the Company's common stock at a specified price called the "exercise price" at a future date.

Holders of restricted stock units are not entitled to vote the shares and do not receive cash dividends during the restriction period. Dividend equivalents are paid in cash upon the vesting of restricted stock units.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Restricted stock units have intrinsic value on the day the award is received and retain some realizable value even if the share price declines during the restriction period, so each provides strong employee retention value.
Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation. The Company's non-qualified stock options will expire seven years after their grant date. If the value of the Company's common stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of the Company's common stock fails to increase or declines, the stock option has no realizable value. Stock options provide less retention value than restricted stock units because stock options have realizable value only if the share price appreciates over the option exercise price before the options expire.

        The Compensation Committee determined allocations among restricted stock units and non-qualified stock options based on the view that a balanced award of restricted stock units and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The Compensation Committee selected vesting terms for restricted stock units and stock options taking into consideration the TCO Committee's historical view of the vesting terms appropriate for TCO.

Severance Plan Arrangements

        The employment agreements with each of Messrs. Griffin, Bode and Beutner provide for a specified severance payment in the case of certain termination events. The Compensation Committee has adopted non-binding severance guidelines for employees, including executive officers who do not otherwise have an employment agreement. In connection with the separation of Mr. Bode in January 2015, we entered into a separation agreement that provided for a specified severance payment. The severance-related terms of the employment agreements with Messrs. Griffin, Bode and Beutner, the severance guidelines, and Mr. Bode's separation agreement are described in more detail in "Compensation Tables—Potential Payments Upon Termination or Change in Control."

Employee Benefits and Perquisites

        Our Named Executive Officers are eligible for the same benefits as full-time employees generally, including life, health, and disability insurance and defined contribution retirement benefits. We do not offer supplemental executive benefits of any kind, and perquisites are not a material item of our compensation program. In connection with the employment agreement entered into with Mr. Beutner when he was hired, he negotiated a personal allowance which is described more fully in "Compensation Tables—Summary Compensation Table" and the related narrative.

Recoupment Policy

        The Company has an Executive Compensation Clawback Policy that provides for recoupment of performance-based compensation in the event of a restatement of the Company's financial statement. This would include any performance-based cash incentive and bonus awards and performance-based equity compensation. If the Compensation Committee determines that the amount of any performance-based compensation actually paid or awarded to the executive officer would have been a lower amount had it been calculated based on the restated financial statement, the Compensation Committee may, to the extent permitted by applicable law, seek recoupment from that executive officer of such excess amount of compensation previously paid or awarded after a review of all relevant facts and circumstances. The Named Executive Officers are covered by this policy.

Consideration of Tax and Accounting Impacts

        The Compensation Committee considers tax and accounting implications in designing the Company's compensation programs. However, the Compensation Committee believes that in establishing the compensation programs for our executive officers, the potential tax and accounting implications of those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

Risk Assessment of Executive Officer Compensation

        The Compensation Committee believes the various components of the total compensation package of the executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals. First, long-term equity awards tied to the market price of our common stock represent a significant component of executive officer compensation and promote a commonality of interest between the executive officers and our stockholders in increasing stockholder value. In addition, a substantial portion of the equity awards is in the form of restricted stock units. The use of such restricted stock units mitigates the potential risk that stock options might otherwise pose to risk taking in the short term. Restricted stock units provide varying levels of compensation as the market price of our common stock fluctuates over time, and they are less likely to contribute to excessive risk taking. Furthermore, the equity awards, whether in the form of stock options or restricted stock unit awards, generally will vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining our long-term performance. Additionally, because equity awards are typically made on an annual basis, the executive officers always have unvested awards outstanding that could decrease significantly in value if our business is not managed to achieve its long-term goals. Secondly, under the 2014 MIP, an individual target bonus amount is established for each executive officer at each level of potential goal attainment. Accordingly, at all levels of performance goal attainment, there are limits in place for the potential bonus payout. In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his base salary. Accordingly, our overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Ellen Taus, Chairperson
David E. Dibble
Renetta McCann

NAMED EXECUTIVE OFFICER COMPENSATION

2014 Summary Compensation Table

        The following table shows for the fiscal year ended December 28, 2014, compensation earned by our Chief Executive Officer, former Chief Financial Officer, and the other three most highly compensated individuals who served as executive officers as of December 28, 2014 (the "Named Executive Officers").

Name and Principal Position(1)	Year	Salary		Bonus(2)		Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
John H. Griffin, Jr.	2014	$712,971	(6)	$577,496		$749,990	$750,002	$357,534	$11,362	$3,159,355
Chief Executive Officer, President and Director
John B. Bode(7)	2014	$486,538		$34,040		$288,000	$186,800	$—	$—	$995,378
Former Chief Financial Officer
Tony Hunter	2014	$625,000		$523,519		$249,600	$116,750	$625,000	$9,923	$2,149,792
Publisher and Chief Executive Officer, Chicago Tribune
Austin M. Beutner(8)	2014	$259,615		$259,615	(9)	$337,498	$337,502	$—	$21,533	$1,215,763
Publisher and Chief Executive Officer, Los Angeles Times
Howard Greenberg	2014	$440,000		$288,607		$172,800	$28,954	$184,800	$15,146	$1,130,307
Publisher and Chief Executive Officer, Sun-Sentinel

(1)
Steven Berns, the Executive Vice President, Chief Financial Officer of Tribune Media Company ("TCO"), served as Tribune Publishing Company's Chief Executive Officer and Chief Financial Officer while TCO was preparing the Company for the Distribution. Mr. Berns performed such service in connection with his role as TCO's Chief Financial Officer, and he did not receive any additional compensation from the Company for such service. As a result, although Mr. Berns is considered a Named Executive Officer, he is not included in the "Compensation Discussion and Analysis" section of this proxy statement or any of the accompanying tables.

(2)
Amounts reflect cash incentive awards, which are described in the "Compensation Discussion and Analysis" section of this proxy statement.

(3)
Amounts reflect the aggregate grant date fair value of awards granted during the fiscal year ended December 28, 2014 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in notes 4 and 16 to the Company's audited financial statements included in the Annual Report.

(4)
Amounts reflect the payouts under the 2014 management incentive program, which are described in the "Compensation Discussion and Analysis" section of this proxy statement.

(5)
Amount represents 401(k) retirement plan matching contributions for Messrs. Griffin, Hunter, and Greenberg. With respect to Mr. Beutner, the amount includes (a) 401(k) retirement plan matching contributions equal to $5,971 and (b) a personal allowance of $15,562. Pursuant to his employment agreement, Mr. Beutner receives an annual personal allowance of $40,000 (prorated for any partial year).

(6)
Mr. Griffin was hired in April 2014. His annual rate of base salary is $1,000,000.

(7)
Mr. Bode's employment with the Company terminated on January 19, 2015.

(8)
Mr. Beutner was hired in August 2014. His annual rate of base salary is $675,000.

(9)
Amount reflects cash incentive award determined in accordance with Mr. Beutner's employment agreement.

2014 Grants of Plan-Based Awards Table

        The following table shows (1) equity awards granted to our Named Executive Officers under the Omnibus Incentive Plan and (2) non-equity incentive plan compensation awards granted to our Named Executive Officers under incentive plans, during the fiscal year ended December 28, 2014.

					All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)
						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($ / share)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John H. Griffin, Jr.	8/29/2014				39,062			749,990
	8/29/2014					160,600	19.20	750,002
		357,534	715,068	1,072,602
John B. Bode	8/29/2014				15,000			288,000
	8/29/2014					40,000	19.20	186,800
		206,250	412,500	618,750
Tony Hunter	8/29/2014				13,000			249,600
	8/29/2014					25,000	19.20	116,750
		312,500	625,000	937,500
Austin M. Beutner	8/29/2014				17,578			337,498
	8/29/2014					69,588	19.20	337,502
		129,807	259,615	389,423
Howard Greenberg	8/29/2014				9,000			172,800
	8/29/2014					6,200	19.20	28,954
		132,000	264,000	396,000

(1)
These columns show the threshold, target and maximum payouts under the 2014 management incentive program, which is described in the "Compensation Discussion and Analysis" section of this proxy statement. For Messrs. Griffin and Beutner, the amounts reflect proration for their respective periods of service in 2014.

Employment Agreements

  John H. Griffin, Jr.

        On March 3, 2014, a subsidiary of the Company entered into an employment agreement with Mr. Griffin in connection with his hire as our Chief Executive Officer and President. The initial term of the employment agreement will expire on March 31, 2017. Either Mr. Griffin or we may request to negotiate a renewal of his employment agreement by written request no later than 180 days prior to March 31, 2017.

        Pursuant to his employment agreement, Mr. Griffin received an initial annual base salary of $1,000,000. He also is entitled to receive an annual cash bonus with a target of 100% of base salary, prorated for 2014 based on his period of employment during 2014. Mr. Griffin's employment agreement provides that beginning with 2014 and through the term of his employment agreement, he will receive annual grants of equity awards having an aggregate fair market value of $1,500,000 based on the fair market value on the grant date. The equity awards will be subject to such other terms as set forth in the 2014 Omnibus Incentive Plan and applicable award agreements. Mr. Griffin is entitled to participate in the benefit plans and programs to be adopted by us, including any medical, dental, life, and 401(k) plans. Additionally, Mr. Griffin's employment agreement provides for certain payments and benefits to him upon his separation from us as described below in "Potential Payments Upon Termination or Change of Control". Mr. Griffin's employment agreement also contains certain restrictive covenants for our benefit, including his agreement not to compete with us or solicit or hire our employees during his employment and during the one year period following termination of his employment. He also is required to maintain the confidentiality of our confidential information.

  John B. Bode

        On September 11, 2013, a subsidiary of the Company entered into an employment agreement with Mr. Bode in connection with his hire as our Chief Financial Officer. The initial term of the employment agreement would have expired on September 30, 2015. On January 19, 2015, Mr. Bode's employment terminated and he entered into a separation agreement with us. The benefits payable under Mr. Bode's separation agreement are described below in "Potential Payments Upon Termination or Change of Control".

        Pursuant to his employment agreement, Mr. Bode received an initial annual base salary of $450,000. He also was entitled to receive an annual cash bonus with a target of 75% of base salary. Mr. Bode's employment agreement provided that for 2014 and 2015, subject to his continued employment, he would receive annual equity grants having an aggregate fair market value of $450,000 on the grant date, of which half of the award would be stock options and half restricted stock units. These equity awards would vest in four equal annual installments over a four year period from the grant date and otherwise would be subject to such other terms as set forth in the 2014 Omnibus Incentive Plan and applicable award agreements. Mr. Bode was entitled to participate in the benefit plans and programs to be adopted by us, including any medical, dental, vision, life, disability, retirement and other health and welfare plans. Mr. Bode's employment agreement also contained certain restrictive covenants for our benefit, including his agreement not to solicit or hire our employees during his employment and during the 12-month period following termination of his employment. He also was required to maintain the confidentiality of our confidential information.

  Austin M. Beutner

        On August 11, 2014, a subsidiary of the Company entered into an employment agreement with Mr. Beutner in connection with his hire as the Publisher and Chief Executive Officer of the Los Angeles Times. The initial term of the agreement will expire on August 10, 2017.

        Pursuant to his employment agreement, Mr. Beutner will receive an initial annual base salary of $675,000. He also is entitled to receive an annual cash bonus with a target of 100% of base salary, and his bonus for 2014 will be no less than his target bonus prorated based on the period of his employment during 2014. Mr. Beutner's employment agreement provides that for 2014, 2015 and 2016, subject to his continued employment, he will receive annual equity grants having an aggregate fair market value of $675,000 on the grant date, of which half of the value of the award will be stock options and half restricted stock units. These equity awards will vest in four equal annual installments over a four year period from the grant date and otherwise be subject to such other terms as set forth in the 2014 Omnibus Incentive Plan and applicable award agreements. Mr. Beutner is entitled to participate in the Company's benefit plans and programs and is provided with an annual $40,000 personal allowance intended to cover certain other benefit costs. Additionally, Mr. Beutner's employment agreement provides for certain payments and benefits to him upon his separation from us as described below in "Potential Payments Upon Termination or Change of Control". Mr. Beutner's employment agreement also contains certain restrictive covenants for our benefit, including his agreement not to solicit or hire our employees during his employment and during the 12-month period following termination of his employment. He also is required to maintain the confidentiality of our confidential information.

2014 Omnibus Incentive Plan

        Long-term incentives awarded in 2014 to our Named Executive Officers consisted of equity compensation in the form of restricted stock unit awards and stock options. The restricted stock units and the stock options vest in four equal annual installments on March 1, 2015, 2016, 2017 and 2018. The term of the stock options is seven years. The exercise price for the stock options is equal to the closing price on the date of grant.

2014 Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows the outstanding stock options and unvested stock awards held by each Named Executive Officer as of December 28, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2)
John H. Griffin, Jr.			160,600	(3)	$19.20	8/29/2021	39,062	(4)	$917,566
John B. Bode			40,000	(3)	$19.20	8/29/2021	15,000	(4)	$352,350
Tony Hunter			45,430	(5)	$14.02	5/07/2023	16,726	(6)	$392,894
			25,000	(3)	$19.20	8/29/2021	13,000	(4)	$305,370
Austin M. Beutner			69,588	(3)	$19.20	8/29/2021	17,578	(4)	$412,907
Howard Greenberg	6,396	(7)	19,189	(5)	$14.02	5/07/2023	7,064	(6)	$165,933
			6,200	(3)	$19.20	8/29/2021	9,000	(4)	$211,410

(1)
The per share option exercise price represents the closing price of the Company's common stock on the date of grant.

(2)
Market value was determined by multiplying the number of RSUs by $23.49 (the closing price of the Company's common stock on December 26, 2014).

(3)
These options were granted on August 29, 2014 pursuant to the 2014 Omnibus Incentive Plan with a term of seven years. The options will vest in a series of four successive equal annual installments upon the Named Executive Officer's completion of each year of service with us over the four-year period measured from March 1, 2014, in the case of Messrs. Griffin, Bode, Hunter and Greenberg, and August 11, 2014, in the case of Mr. Beutner.

(4)
Represents the unvested portion of awards made on August 29, 2014 pursuant to the 2014 Omnibus Incentive Plan. The RSUs will vest in a series of four successive equal annual installments upon the Named Executive Officer's completion of each year of service with us over the four-year period measured from March 1, 2014, in the case of Messrs. Griffin, Bode, Hunter and Greenberg, and August 11, 2014, in the case of Mr. Beutner.

(5)
Represents the remaining unexercisable portion of the options granted on May 7, 2013 pursuant to the Tribune Media Company 2013 Equity Incentive Plan and converted to Tribune Publishing Company stock options under the 2014 Omnibus Incentive Plan with a term of ten years. The remaining unexercisable options will vest in a series of three successive equal annual installments upon the Named Executive Officer's completion of each year of service with us over the three-year period measured from March 1, 2014.

(6)
Represents the unvested portion of awards made on May 7, 2013 and converted to Tribune Publishing RSUs under the 2014 Omnibus Incentive Plan. The remaining unvested RSUs will vest in a series of three successive equal annual installments upon the Named Executive Officer's completion of each year of service with us over the three-year period measured from March 1, 2014.

(7)
Represents the vested and exercisable portion of the options granted on May 7, 2013 pursuant to the Tribune Media Company 2013 Equity Incentive Plan and converted into Tribune Publishing Company stock options under the 2014 Omnibus Incentive Plan with a term of ten years.

2014 Option Exercises and Stock Vested Table

        The following table shows, for the fiscal year ended December 28, 2014, the Tribune Media Company options exercised and Tribune Media Company restricted stock units vested for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John H. Griffin, Jr.	—	—	—	—
John B. Bode	—	—	—	—
Tony Hunter	3,748	95,761	1,380	109,365
Austin M. Beutner	—	—	—	—
Howard Greenberg	—	—	583	46,203

(1)
Based on the difference between the fair market value of Tribune Media Company's common stock at the time of exercise and the exercise price of the option.

(2)
Based on the closing price of Tribune Media Company's common stock on the vesting date.

Elements of Post-Termination Compensation and Benefits

        Under certain circumstances, the Company or a subsidiary thereof will enter into an employment, change of control, transition, and/or retention agreement with an executive. Otherwise, executives serve at the will of the Board of Directors, enabling the Company to remove an executive whenever it is in the best interests of the Company, with full discretion on any severance package (excluding vested compensation and benefits).

Employment Agreements

        As of December 28, 2014, the Company (or a subsidiary thereof) had employment agreements with John H. Griffin, Jr., John B. Bode and Austin M. Beutner. The employment agreements with Messrs. Griffin and Beutner provide for certain payments and benefits to the executive officer upon his separation from us as described below in "Potential Payments Upon Termination or Change of Control". On January 19, 2015, Mr. Bode's employment terminated and he entered into a separation agreement. The benefits payable under Mr. Bode's separation agreement are described below in "Potential Payments Upon Termination or Change of Control".

Change of Control Provisions for Equity Awards

  Change of Control Provisions in the Omnibus Incentive Plan.

        The Omnibus Incentive Plan is administered by the Compensation Committee or such other committee as our Board may from time to time designate (the "Plan Committee"). Upon a change in control, unless otherwise determined by the Plan Committee or as provided in a participant's award, employment, consulting, change in control, severance or other agreement, no cancellation, acceleration of exercisability or vesting, lapse of any restricted period or settlement or other payment will occur with respect to any outstanding awards, if the Plan Committee reasonably determines in good faith, prior to the occurrence of the change in control, that such outstanding awards will be honored or assumed or new rights substituted therefor (such honored, assumed or substituted awards, "Alternative Awards"). Alternative Awards must provide a participant with substantially equivalent rights and entitlements and provide for accelerated vesting in the event a participant's employment is terminated without "cause" within 12 months after the change in control.

        If the Plan Committee reasonably determines in good faith, prior to the occurrence of the change in control, that no Alternative Awards will be provided, then, (A) each outstanding option and stock appreciation right ("SAR") will vest and be canceled in exchange for a cash payment equal to (x) the excess, if any, of the change in control price over the exercise price of such option or SAR, multiplied by (y) the aggregate number of shares of common stock covered by such award; (B) each outstanding performance award with a performance cycle in progress at the time of the change in control shall be deemed to be earned and become vested and paid out based on the performance goals achieved as of the date of the change in control (which performance goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the performance cycle that has been completed), and all other performance awards shall terminate and be forfeited upon consummation of the change in control; (C) cash awards that are vested but unpaid shall be paid in cash; and (D) each outstanding restricted stock, RSU and other stock-based awards shall vest, the restricted period (if any) on all such outstanding awards shall lapse and be canceled in exchange for a cash payment equal to (x) the change in control price, multiplied by (y) the aggregate number of shares of common stock covered by such award; provided, however that no award that is subject to Section 409A of the Code shall be canceled in exchange for a cash payment unless such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code.

        The Plan Committee may determine, in its discretion, to cancel some or all awards in exchange for a cash payment based on the change in control price. The Plan Committee may also, in its discretion, accelerate the exercisability or vesting or lapse of any restricted period with respect to all or any portion of any outstanding award.

        Awards to Executives Under the Omnibus Incentive Plan.    As of December 28, 2014, the Compensation Committee had granted stock options and restricted stock unit awards under the 2014 Omnibus Incentive Plan to all of our Named Executive Officers. The awards granted through December 28, 2014 provide for accelerated vesting as follows:

  •
  Death or Disability. Upon termination of employment of the executive officer by reason of death or disability, the unvested portion of the award will vest in full and stock options will remain exercisable for one year following the termination of employment, but not later than the expiration of the stock options.

  •
  Change in Control. Unless the Plan Committee determines that the executive officer will receive an Alternative Award satisfying the conditions set forth in the Omnibus Incentive Plan, in the event of a change in control occurring prior to the applicable vesting date, the unvested portion of the award will vest in full and in the case of stock options, if so directed by the Plan Committee, will be cancelled in exchange for a payment equal to the excess, if any, of the price paid for a share of common stock in the transaction resulting in the change in control over the applicable exercise price.

Potential Payments Upon Termination or Change of Control

        The employment agreements with each of Messrs. Griffin and Beutner provide for certain payments and benefits upon a separation from us. In connection with the termination of Mr. Bode's employment, we entered into a separation agreement with Mr. Bode that provides for certain payments and benefits. We do not have an employment agreement with Mr. Hunter or Mr. Greenberg.

  John H. Griffin, Jr.

        Pursuant to his employment agreement, if we terminate Mr. Griffin's employment without cause (and other than due to death or disability) or he resigns for good reason or we do not renew his employment agreement for a term of at least one year on substantially equivalent terms, subject to his execution and non-revocation of a release of claims, we will pay him, in addition to his previously-accrued compensation, severance of $2,000,000 over a 12 month period and bear the cost we would otherwise pay during such period for him to continue his health and dental insurance benefits, at active employee rates (until he otherwise becomes eligible for comparable coverage under another employer's benefit plans). Also, effective upon such an involuntary termination of his employment, a portion of any equity awards granted under his employment agreement that are then unvested but would have vested in the ordinary course over the one year period following his termination of employment will become vested. The terms "cause" and "good reason" are defined in his employment agreement.

  Austin M. Beutner

        Pursuant to his employment agreement, if we terminate Mr. Beutner's employment without cause (and other than due to death or disability) or he resigns for good reason (which may include a change in control), subject to his execution and non-revocation of a release of claims, we will pay him, in addition to his previously-accrued compensation, severance in a lump sum payment equal to 12 months of his base salary and up to an additional one year of the personal allowance of $40,000. Also, effective upon such an involuntary termination of his employment, a portion of any equity awards granted under his employment agreement that are then unvested but would have vested in the ordinary course over the one-year period following his termination of employment will become vested. The terms "cause" and "good reason" are defined in his employment agreement.

  John B. Bode

        Mr. Bode's employment terminated in January 2015. Pursuant to his separation agreement, subject to his execution and non-revocation of a release of claims, we agreed to pay him, in addition to his previously-accrued compensation, severance equal to the following:

  •
  A cash payment equal to 12 months of Mr. Bode's current annual base salary (this amount, which was due in a lump sum under the terms of Mr. Bode's employment agreement, will instead be paid in monthly installments through the end of 2015);

  •
  An additional cash payment equal to 75% of Mr. Bode's current annual base salary, payable in a lump sum (in lieu of an annual bonus for 2014);

  •
  An additional monthly cash payment for 12 months equal to the monthly COBRA coverage payment for Mr. Bode; and

  •
  Accelerated vesting of that portion of Mr. Bode's outstanding equity awards (stock options and restricted stock units) that would have otherwise vested on March 1, 2015 (10,000 options with an exercise price of $19.20 per share and 3,750 restricted stock units) with an extended period to exercise the stock options, for up to one year post-termination.

        Pursuant to his employment agreement, if we had terminated Mr. Bode's employment without cause (and other than due to death or disability), subject to his execution and non-revocation of a release of claims, we would have paid him, in addition to his previously accrued compensation, severance in a lump sum payment equal to 12 months of his base salary. The term "cause" was defined in his employment agreement. His annual rate of base salary as of December 28, 2014 was $550,000.

  Other Named Executive Officers

        The amount and timing of any termination pay or benefits that would be paid to any of Messrs. Hunter or Greenberg will be determined by the Compensation Committee in accordance with the Company's non-binding severance guidelines that were approved by our Board of Directors. The guidelines permit severance pay to any of them who is terminated without cause (as defined therein) in the amount of 12 weeks base salary or, if greater, the sum of two weeks base salary plus one additional week of base salary for each year of employment after his first year of employment. This amount may be modified in the Compensation Committee's discretion. Any such payment will be conditioned on the named executive officer's execution and non-revocation of a release of claims. The consequences of a termination of their employment upon any equity awards granted to them will be provided in the applicable award agreements and the 2014 Omnibus Incentive Plan. Based on the non-binding severance guidelines, Messrs. Hunter and Greenberg would have received $252,404 and $262,308, respectively, if a termination had occurred on December 28, 2014 and the Compensation Committee had determined to provide them with a severance payment in accordance with the guidelines.

  Estimated Payments Upon Termination or Change of Control at Year End

        The following table shows the estimated incremental compensation for Messrs. Griffin, Beutner, Greenberg, and Hunter as of December 28, 2014 in the event a termination or change of control had occurred on that date and the severance guidelines were not applied. The table does not include benefits generally available to all employees or payments and benefits that the Named Executive Officers would have already earned during their employment with us whether or not a termination or change of control event had occurred. Actual amounts payable can only be determined at the time of termination or change of control.

Name	Benefit	Before Change of Control Termination Without Cause or for Good Reason	Change of Control(1)
John H. Griffin, Jr.	Cash Severance	$2,000,000	$2,000,000
	RSU Acceleration(2)	917,566	917,566
	Stock Option Acceleration(3)	688,974	688,974
	Health and Benefits(4)	12,164	12,164
	Total	$3,618,704	$3,618,704
Tony Hunter	RSU Acceleration(2)		$698,264
	Stock Option Acceleration(3)		537,472
	Total		$1,235,736
Austin M. Beutner	Cash Severance	$675,000	$675,000
	RSU Acceleration(2)		412,907
	Stock Option Acceleration(3)		298,533
	Personal Allowance	40,000	40,000
	Total	$715,000	$1,426,440
Howard Greenberg	RSU Acceleration(2)		$377,343
	Stock Option Acceleration(3)		208,318
	Total		$585,661

(1)
Amounts other than for RSU acceleration and stock option acceleration require termination of employment as described above.

(2)
Calculated by multiplying the number of accelerated RSUs by $23.49 (the closing price of the Company's common stock on December 26, 2014). We have assumed that all awards accelerated in full because the surviving company refused to assume or substitute awards.

(3)
Calculated by multiplying the number of shares underlying stock options subject to acceleration by $23.49 (the closing price of the Company's common stock on December 26, 2014) less the per share exercise price of the stock option grants. For purposes of the amounts reflected in the "Change of Control" column of the table, we have assumed that the grants accelerated in full because the surviving company refused to assume or substitute grants.

(4)
Represents the Company's portion of the cost to continue Mr. Griffin's health and dental insurance benefits for a period of 12 months.

POLICIES AND PROCEDURES FOR THE REVIEW AND APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors, nominees for director and executive officers are expected to disclose to our General Counsel as soon as reasonably practicable the material facts of any proposed or existing transaction, arrangement or relationship in which the Company was, is or will be a participant and such director, nominee for director or executive officer (or any immediate family member thereof as defined in the policy) had, has or will have any direct or indirect interest (other than transactions, arrangements or relationships specifically excluded as set forth in the policy). The Audit Committee of the Board (the "Committee") has responsibility for administering this policy and may review, and recommend amendments to, this policy from time to time.

        A related person transaction generally is defined as any transaction required to be disclosed under the SEC's related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

        Any potential related person transaction reported to or otherwise made known to the General Counsel is reviewed according to the following procedures:

  •
  If the General Counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC's related person transaction requirement, the transaction will not be deemed to be a related person transaction subject to the policy.

  •
  If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K would be required under the SEC's related person transaction requirement, the General Counsel will submit the transaction to the Audit Committee. The Audit Committee will review and determine whether to approve or ratify the transaction.

  •
  The Audit Committee will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company. The Audit Committee, in its sole discretion, may impose such terms and conditions as it deems appropriate on the Company or the related person in connection with approval of the transaction.

  •
  In the event that it is impracticable or undesirable to wait until an Audit Committee meeting to obtain approval or ratification of the transaction, the chairperson of the Audit Committee may approve or ratify any transaction not involving the chairperson or an immediate family member thereof, and any other member of the Audit Committee who is not involved in and does not have an immediate family member who is involved in the transaction may approve or ratify any transaction involving the chairperson or an immediate family member thereof. In such event, the chairperson or other member of the Audit Committee, as applicable, will possess delegated authority to act between Audit Committee meetings and the transaction will be disclosed to the Audit Committee. Any transaction that is material will be disclosed to the full Board.

        When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including, without limitation: fairness to the Company; whether the terms are comparable to those generally available in arm's-length transactions; the business reasons for the transaction; the availability of other sources for comparable products or services; and the nature and extent of the related person's interest in the transaction.

        If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the Audit Committee will review the transaction on a regular basis (at least annually).

        In the event the Audit Committee determines not to ratify a transaction that has been entered into without approval, the Audit Committee may consider additional action, in consultation with counsel, including, but not limited to, termination of the transaction on a prospective basis, rescission of the transaction or modification of the transaction in a manner that would permit it to be ratified by the Audit Committee.

Related Person Transactions

Registration Rights Agreement

        In connection with the Distribution, Tribune Publishing Company, investment funds affiliated with Oaktree Capital Management, L.P. (the "Oaktree Funds"), entities affiliated with JPMorgan Chase Bank, N.A. (the "JPMorgan Entities")

and investment funds managed by Angelo, Gordon & Co., L.P. (the "Angelo Gordon Funds") entered into a registration rights agreement (the "Registration Rights Agreement") which granted the Oaktree Funds, the JPMorgan Entities and the Angelo Gordon Funds specified demand and piggyback registration rights with respect to our common stock. Under the Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of our common stock as requested by the holders of our securities that are a party to the Registration Rights Agreement, at our own expense. In addition, if we determine to register our common stock under the Securities Act, such holders have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders in connection with the registration of our common stock.

Agreements with Tribune Media Company

        Prior to the Distribution, TCO was the sole stockholder of Tribune Publishing Company. In connection with the Distribution, Tribune Publishing Company and TCO entered into a separation and distribution agreement and several other agreements governing the separation of Tribune Publishing Company from TCO as well as certain of the ongoing relationships between Tribune Publishing Company and TCO following the Distribution. TCO does not currently hold a sufficient amount of Tribune Publishing Company's common stock for TCO to be deemed a "related party." Nevertheless, because TCO held more than five percent of Tribune Publishing Company's common stock at the time of the Distribution, we are required to provide disclosure about certain agreements entered into in connection with the Distribution.

        The summaries of these agreements are qualified in their entireties by reference to the full text of the applicable agreements, which are listed as exhibits to Tribune Publishing Company's 2014 Annual Report on Form 10-K.

  Separation and Distribution Agreement

        The separation and distribution agreement contained the key provisions relating to the separation of Tribune Publishing Company and the publishing business from that of TCO and the distribution of 98.5% of the shares of Tribune Publishing Company common stock to holders of TCO common stock and warrants entitled to such distribution. The separation and distribution agreement identified the assets to be transferred to, and the liabilities and contracts to be assumed by, Tribune Publishing Company or TCO, as applicable, in the Distribution, and described when and how these transfers and assumptions would occur. It also included procedures by which Tribune Publishing Company and TCO became separate companies.

        Internal Reorganization and Contribution.    The separation and distribution agreement provided for the transfers of entities and certain related assets and liabilities so that as of the Distribution (i) Tribune Publishing Company held the entities and related assets and liabilities associated with the publishing business, including the Los Angeles Times, the Chicago Tribune, the Sun Sentinel, serving southeast Florida, the Orlando Sentinel, The Baltimore Sun, the Hartford Courant, The Morning Call, serving Pennsylvania's Lehigh Valley, and the Daily Press, serving the Virginia Peninsula, and (ii) TCO retained the entities and related assets and liabilities associated with TCO's broadcasting and other businesses, including its equity interests in Classified Ventures, CareerBuilder and the Television Food Network, and its portfolio of real estate assets.

        Financing and Cash Distribution.    The separation and distribution agreement provided that, subject to the terms and conditions contained in the agreement, immediately prior to the Distribution, Tribune Publishing Company would enter into a senior secured credit facility and pay a cash dividend to TCO of $275 million from the proceeds of the senior secured credit facility.

        Representations and Warranties.    In general, neither Tribune Publishing Company nor TCO made any representations or warranties to each other regarding any assets or liabilities transferred or assumed, any consents or approvals that may have been required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation and distribution agreement, all assets were transferred on an "as is," "where is" basis.

        Intercompany Arrangements.    All intercompany accounts payable or accounts receivable, between TCO or one of its non-Tribune Publishing subsidiaries, on the one hand, and Tribune Publishing Company or one of its subsidiaries after giving effect to the Distribution, on the other hand, were settled as of the Distribution. Certain agreements, arrangements, commitments and understandings between TCO or one of its non-Tribune Publishing subsidiaries, on the one hand, and Tribune Publishing Company or one of its subsidiaries following the Distribution, on the other hand, continued after the Distribution through the entry into the separation and distribution agreement, the transition services agreement, the tax matters agreement, and other agreements entered into in connection with the separation and distribution agreement, except as specified in such agreements and arrangements.

        Mutual Releases and Indemnification.    Effective as of the Distribution, Tribune Publishing Company and TCO released and discharged each other, and certain related parties, from all liabilities existing or arising from acts and events occurring, or failing to occur (or alleged to have occurred or to have failed to occur), and all conditions existing (or alleged to have existed) on or before the Distribution, other than, among other things, liabilities provided in or resulting from continuing agreements between Tribune Publishing Company and TCO including the separation and distribution agreement.

        Subject to certain exceptions, Tribune Publishing Company agreed to indemnify TCO and certain persons related to TCO from and against any and all damages, losses, liabilities, and expenses relating to, arising out of, or resulting from, among other things:

  •
  the publishing business and the assets and liabilities of Tribune Publishing Company and its subsidiaries after giving effect to the Distribution;

  •
  Tribune Publishing Company's failure or the failure of certain related persons to discharge any liability of Tribune Publishing Company and its subsidiaries after giving effect to the Distribution or any obligation arising out of the publishing business or its assets; and

  •
  a breach by Tribune Publishing Company of the separation and distribution agreement or various ancillary agreements.

        Subject to certain exceptions, TCO agreed to indemnify Tribune Publishing Company and certain persons related to Tribune Publishing Company from and against any and all damages, losses, liabilities, and expenses relating to, arising out of, or resulting from, among other things:

  •
  TCO's business (excluding the publishing business) and the assets and liabilities of TCO and its non-Tribune Publishing subsidiaries;

  •
  TCO's failure or the failure of certain related persons to discharge any liability of Tribune and its non-Tribune Publishing subsidiaries or any obligation arising out of the operation of Tribune's business after giving effect to the Distribution; and

  •
  a breach by TCO of the separation and distribution agreement or various ancillary agreements.

        None of these indemnities apply to indemnification for income tax liabilities, which are addressed in the tax matters agreement, described below under "Tax Matters Agreement," or for indemnification matters specifically covered in any other agreement. The separation and distribution agreement includes procedures for notice and payment of indemnification claims and, generally, provides that the indemnifying party may assume the defense of a claim or suit brought by a third party. Any indemnification amount paid under the indemnities will be paid net of the amount of any insurance or other amounts that would be payable by any third party to the indemnified party in the absence of the indemnity. In addition, the separation and distribution agreement provides that if indemnification is unavailable or insufficient to hold the indemnified party harmless, the indemnifying party will contribute to the amount paid or payable in a manner appropriate to reflect all relevant equitable considerations.

        Access to Information; Provision of Witnesses; Confidentiality.    Pursuant to the separation and distribution agreement, Tribune Publishing Company and TCO agreed to grant each other and their specified representatives reasonable access to all records in their possession relating to the business and affairs of the other party as reasonably required. Access is allowed for such purposes as audit, accounting, litigation, disclosure reporting, and regulatory compliance. Each party also agreed to use reasonable efforts to make available to the other party and its accountants, counsel, and other designated representatives, upon written request, its directors, officers, employees, and representatives as witnesses and otherwise cooperate with the other party in connection with any third party proceeding. Subject to limited exceptions, Tribune Publishing Company, TCO, and their respective directors, officers, employees, agents, consultants, and advisors are required to hold in strict confidence all information in its or their possession concerning the other party.

  Transition Services Agreement

        In connection with the Distribution, we entered into a transition services agreement with TCO, pursuant to which TCO provides Tribune Publishing Company with certain specified services on a transitional basis, including support in areas such as human resources, risk management, treasury, technology, legal, real estate, procurement and advertising and marketing in a single market. Tribune Publishing Company provides TCO with certain specified services on a transitional basis, including in areas such as human resources, technology, legal, procurement, accounting, digital advertising operations, and advertising, marketing, event management and fleet maintenance in a single market. Under the transition services agreement, the providing company is generally allowed to fully recover all out-of-pocket costs and expenses it actually incurs in connection with providing the services, plus, in some cases, the allocated direct costs of providing the services, generally without profit.

        The services will generally be provided for a term beginning on the Distribution date and expiring on the earlier to occur of the second anniversary of the Distribution date and the date of termination of a particular service pursuant to the agreement. The party receiving a service can generally terminate provision of that service upon 30 days advance notice to the party providing the service and payment of applicable early termination charges.

  Tax Matters Agreement

        In connection with the Distribution, we entered into a tax matters agreement, which governs the respective rights, responsibilities and obligations of Tribune Publishing Company and TCO after the Distribution with respect to taxes, including Tribune Publishing Company's and TCO's obligations to file tax returns and remit taxes, control over tax contests and Tribune Publishing Company's and TCO's obligations to cooperate after the Distribution in tax return preparation and record-keeping matters.

        The tax matters agreement generally provides that TCO is responsible for all taxes (other than taxes on the Distribution and related transactions) for periods before the Distribution that are reportable on any tax return that includes TCO or one of its non-Tribune Publishing subsidiaries, and Tribune Publishing Company or one of its subsidiaries is responsible for all taxes reportable on any tax return that includes Tribune Publishing Company or its subsidiaries but does not include any non-Tribune Publishing Company subsidiaries. TCO retains responsibility for all taxes relating to the formation of and its ongoing investment in Newsday Holdings LLC.

        The tax matters agreement further provides that Tribune Publishing Company and certain of its subsidiaries will indemnify TCO for (i) taxes on the Distribution and related transactions resulting from (A) any of their actions (or failures to take certain actions) that disqualify the Distribution and related transactions as tax-free or (B) any issuance of stock by Tribune Publishing Company or any of its affiliates or change in ownership of any such entities (other than changes in ownership solely caused by TCO) that would cause Section 355(d), Section 355(e) or Section 355(f) of the Internal Revenue Code to apply to the Distribution, (ii) taxes on the Distribution and related transactions resulting from the disqualification of the Distribution due to breaches by Tribune Publishing Company of representations and covenants and (iii) taxes of Tribune Publishing Company attributable to the Tribune Publishing Company business for which TCO is not otherwise responsible and that are not related to the Distribution or any related transaction. The indemnification requirement under clauses (i)(A) and (ii) does not extend to taxes related to the Distribution and related transactions that would have been imposed or incurred in the absence of any event described in those clauses. TCO will indemnify Tribune Publishing Company for (i) the taxes of TCO and (ii) taxes of Tribune Publishing Company resulting from the Distribution and related transactions unless, in each case, Tribune Publishing Company or its subsidiaries are otherwise responsible for such taxes as described above. However, if the Distribution is taxable as a result of certain actions by both parties, the liability for such taxes is shared equally between TCO and Tribune Publishing Company.

        All parties to the tax matters agreement have agreed to report the Distribution and certain related transactions as tax-free. Tribune Publishing Company has agreed to adhere to TCO's determination of the tax basis of the Tribune Publishing Company assets and the value of any tax attribute, such as a net operating loss carryover, absent a final determination to the contrary or manifest error.

        To preserve the tax-free status of the Distribution, the tax matters agreement provides for certain restrictions on Tribune Publishing Company's ability to pursue strategic or other transactions. Additionally, Tribune Publishing Company has agreed not to take certain actions that could cause the Distribution to be disqualified as a tax-free distribution, including: for two full years after the Distribution, Tribune Publishing Company will not enter into any agreement, understanding or arrangement or any substantial negotiations involving the acquisition of stock of Tribune Publishing Company (including by Tribune Publishing Company or its subsidiaries) or a shift of ownership of Tribune Publishing Company, and will not issue additional shares of stock, modify any organizational document or transfer or modify any option, warrant or convertible instrument that is related to an equity interest in Tribune Publishing Company, other than certain issuances to service providers or with respect to a Tribune Publishing Company retirement plan as provided in an applicable "safe harbor" of the Treasury Regulations; for two years after the distribution, Tribune Publishing Company may not repurchase any stock except as allowed under an Internal Revenue Service revenue procedure; and for two years after the Distribution, (a) the Tribune Publishing Company business must actively continue to operate and (b) Tribune Publishing Company will not dissolve, liquidate, merge or consolidate unless it is the survivor in a merger or consolidation.

However, Tribune Publishing Company may engage in these activities (without limiting its indemnity obligations) if it receives an IRS ruling, TCO's consent or a legal opinion reasonably satisfactory to TCO that the tax-free status of the Distribution and certain related transactions will not be adversely affected.

  Employee Matters Agreement

        In connection with the Distribution, Tribune Publishing Company and TCO entered into an employee matters agreement that addresses the treatment of employees and former employees with respect to their participation in employee benefit plans that existed prior to the Distribution or that Tribune Publishing Company established in connection with the Distribution, as well as certain other human resources matters relating to employee programs and labor contracts. The primary purpose of the employee matters agreement is to allocate responsibility for the employment-related liabilities associated with persons who have performed services for the two business segments and address the issues that may arise with regard to the provision of benefits and certain compensation to the employees of Tribune Publishing Company and TCO in connection with their separation into two stand-alone companies.

        The employee matters agreement addresses the liabilities associated with the employment and employee benefits of current, former and retired employees whose principal services were, prior to or following the Distribution, rendered to Tribune Publishing Company. The employee matters agreement applies to matters relating to both non-union employees and those who are represented by unions. Tribune Publishing Company retained all liabilities arising with respect to collective bargaining agreements applicable to current and former Tribune Publishing Company employees.

        In general, under the employee matters agreement, except for certain pension matters, (i) Tribune Publishing and its subsidiaries assumed or retained all liabilities with respect to the employment of all of their employees and former employees (other than employees of discontinued businesses), including liabilities with respect to the participation in benefit plans prior to the Distribution (e.g., health and welfare benefits, retiree medical and life insurance benefits, long-term disability benefits (except where the disability occurred prior to the Distribution and is covered by an insured TCO plan) and workers' compensation claims), and (ii) TCO and its subsidiaries assumed or retained all liabilities pertaining to other current and former employees, including liabilities arising with respect to benefit plans.

        Notwithstanding the foregoing, TCO retained (or, where appropriate, assumed) all liabilities relating to defined benefit pensions of both TCO and Tribune Publishing Company employees, except for liabilities relating to Tribune Publishing Company employees' participation in multiemployer pension plans. TCO is the sponsor of predominantly frozen qualified single employer defined benefit plans under which many current and former employees of Tribune Publishing Company have an accrued benefit. TCO remained the sponsor of such plans and, following the Distribution, Tribune Publishing Company has no obligation to make any further contributions to such plans. Additionally, immediately prior to the Distribution, TCO assumed The Baltimore Sun Company Retirement Plan for Mailers and The Baltimore Sun Company Employees' Retirement Plan, which are frozen single employer defined benefit pension plans that were maintained by Tribune Publishing Company for certain of its union-represented employees (the "Baltimore Sun Pension Plans"). Following the assumption of the Baltimore Sun Pension Plans, TCO became the sponsor of such plans and, following the Distribution, Tribune Publishing Company has no obligation to make any further contributions to either of the Baltimore Sun Pension Plans.

        Subject to a transition period that ran through the end of 2014 with respect to benefits under the TCO health and welfare plans, after the Distribution, Tribune Publishing Company is no longer a participating employer in respect of any TCO employee benefit plans, and Tribune Publishing Company's continuing employees received no additional benefits under such TCO plans. Through the end of the transition period, Tribune Publishing Company employees received benefits under the TCO health and welfare plans and Tribune Publishing Company bore the cost of this coverage with respect to its employees. Following the transition period, Tribune Publishing Company has established its own health and welfare plans for the benefit of its employees and retirees and other former employees eligible for continuing benefits.

        The employee matters agreement also describes the general treatment of outstanding equity awards of TCO held by TCO employees and Tribune Publishing Company employees. Following the Distribution, outstanding TCO equity awards held by TCO employees continued to be awards in respect of TCO common stock, and outstanding TCO equity awards held by Tribune Publishing Company employees were converted into awards in respect of Tribune Publishing Company common stock. The converted awards for Tribune Publishing Company employees were granted under the terms of the Tribune Publishing Company 2014 Omnibus Incentive Plan, which was established in connection with the Distribution.

        Effective simultaneously with completion of the Distribution, all outstanding TCO equity awards were adjusted in a manner intended to preserve the value of the TCO awards by taking into account the relative values of TCO's common stock immediately prior to the Distribution and, in the case of Tribune Publishing Company employees, Tribune Publishing

Company's common stock immediately following the Distribution or, in the case of TCO employees, TCO's common stock immediately following the Distribution. In order to preserve the value of each stock option, the exercise price of the adjusted options was modified as necessary to preserve the same ratio as existed prior to the Distribution between the exercise price and the per share value of the underlying stock, and then the number of shares subject to the adjusted option was increased or decreased so as to preserve the aggregate spread value in the option. Any resulting fractional shares were cancelled.

        Short-term incentive awards payable to TCO and Tribune Publishing Company employees in respect of services in 2014 were determined under performance criteria previously established, as adjusted to reflect the Distribution. Each of TCO and Tribune Publishing Company have determined or will determine for its employees the extent to which short-term incentives will be paid for services in 2014, both in respect of the period prior to and after the Distribution.

        The employee matters agreement provides that, for the 12 month period following the Distribution, neither TCO nor Tribune Publishing Company may solicit the other's employees, subject to specified customary exceptions.

  Intellectual Property Matters

        In connection with the Distribution, we entered into a number of agreements with TCO and, in certain cases, subsidiaries of TCO, that govern our relationship with TCO related to certain intellectual property and other proprietary information we have the right to use, under specified conditions, in the operation of our business following the Distribution. The intellectual property license agreement provides non-exclusive and royalty-free licenses to intellectual property (other than patents or trademarks) currently owned by either TCO or Tribune Publishing Company and used by the other, such as internally developed software and know-how. The trademark license agreement provides a non-exclusive, royalty-free license from TCO to Tribune Publishing Company to use certain trademarks, service marks and trade names, including the Tribune name. The content sharing agreement provides royalty-free licenses to certain news and other content in a variety of media from TCO to Tribune Publishing Company and from Tribune Publishing Company to TCO.

  Real Estate Matters

        Tribune Real Estate Holdings, LLC ("Tribune Real Estate Holdings"), through its subsidiaries, holds title to all of the owned real property that is used in the operation of TCO's business, including the publishing business. Tribune Real Estate Holdings is a wholly-owned subsidiary of TCO, and following the Distribution, Tribune Real Estate Holdings remained a wholly-owned subsidiary of TCO.

        Each subsidiary of Tribune Real Estate Holdings that owns a property that is used by Tribune Publishing Company is party to a lease agreement with the relevant Tribune Publishing Company entity with respect to such property. Each lease contains arm's-length terms, which were determined based on the recommendations of an independent licensed real estate appraiser. In preparing its recommendations, for each property owned by Tribune Real Estate Holdings, the licensed appraiser prepared a market rent valuation report incorporating the pertinent data, methodology and calculations leading to the value conclusion. Each property was inspected, and information was collected from the owner, public records, and market data with respect to physical and economic factors relevant to the valuation process. The methodology used to complete the market rent estimate consisted of a comparison of similar facilities leased or available for lease, and the report includes discussion and analysis of comparable rental properties with photographs and maps. In each report, the licensed appraiser certified that the reported analyses, opinions and conclusions were developed, and the report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. These lease arrangements have continued, according to their respective terms, following the Distribution.

        There are 15 net leases for Tribune Publishing Company's industrial facilities, which include printing plants, distribution facilities and related office space. For printing plants the initial lease term is 10 years with two options to renew for additional 10 year terms. For distribution facilities, the initial lease term is 5 years with either two options to renew for additional 5 year terms or two options to renew for additional 10 year terms. Under the net leases, the rent is net of taxes, insurance and operating expenses, and the tenant is responsible for repairs and maintenance.

        The leases for Tribune Tower in Chicago and Los Angeles Times Square, both of which are large multi-tenant buildings, are gross leases that provide for professional management of the building. At Tribune Tower, Tribune Publishing Company leases approximately 306,000 square feet, while at Los Angeles Times Square, Tribune Publishing Company leases approximately 242,000 square feet. The gross leases provide for an initial term of 5 years with renewal options for up to two additional 5 year terms. Under the terms of the gross leases, the tenant pays its pro-rata share of common area expenses, taxes and insurance and certain other expenses.

Consulting Agreement

        In September 2013, Tribune Publishing Company, LLC entered into a consulting agreement with Empirical Media Advisors, LLC. At the date of the agreement, and prior to his appointment as Chief Executive Officer of Tribune Publishing, John H. Griffin, Jr. was a Co-founder, Chief Executive Officer and at least a 50% owner of Empirical Media Advisors, LLC. Under the consulting agreement, from September 1, 2013 through March 31, 2014, Empirical Media Advisors, LLC was paid a total of $2,492,327. Effective April 4, 2014, Mr. Griffin ceased to be Chief Executive Officer, or have any other financial interests in, Empirical Media Advisors, LLC.

 ADDITIONAL INFORMATION

Code of Ethics and Business Conduct

        Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all directors, officers, and non-union employees of the Company. In addition, our Board of Directors has adopted a Code of Ethics and Business Conduct for CEO and Senior Financial Officers that applies to the Company's Chief Executive Officer, Chief Financial Officer and Corporate Controller (or persons performing similar functions). Stockholders may access a copy of the Code of Ethics and Business Conduct and the Code of Ethics and Business Conduct for CEO and Senior Financial Officers on our website at www.tribpub.com.

List of Stockholders of Record

        In accordance with Delaware law and our By-Laws, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time at our principal executive offices at 435 N. Michigan Avenue, Chicago, Illinois 60611. If you would like to view the stockholder list, please call our Investor Relations Department at (469) 528-9360. This list will also be available at the Annual Meeting.

Submission of Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        Pursuant to Rule 14a-8(e) under the Exchange Act, to be considered for inclusion in next year's proxy statement and form of proxy, stockholder proposals for the 2016 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 12, 2015. As prescribed by Rule 14a-8(b) under the Exchange Act, a stockholder must, among other things, have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the stockholder must continue to own such stock through the date of the annual meeting.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2016 Annual Meeting of Stockholders, stockholders are advised to review our By-Laws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder's notice must be delivered to the Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2015 Annual Meeting of Stockholders. Accordingly, any such stockholder proposal must be received between the close of business on January 28, 2016 and the close of business on February 26, 2016. In the event that the date of the 2016 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2015 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. A copy of the pertinent By-law provisions is available upon request to the following address: Corporate Secretary, Tribune Publishing Company, 435 N. Michigan Avenue, Chicago, Illinois 60611. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our proxy statement advice to stockholders on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Stockholder-Recommended Director Nominees

        The Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by stockholders. Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following address: Chairperson of Nominating and Corporate Governance Committee, Attn: Corporate Secretary, Tribune Publishing Company, 435 N. Michigan Avenue, Chicago, Illinois 60611. As required by our By-Laws, stockholders should include in their submissions the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to being named as a nominee and to serving as a director if elected. Stockholders may access a copy our By-Laws on our website at www.tribpub.com.

        Evaluation of any such recommendations is the responsibility of the Nominating and Corporate Governance Committee. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee will evaluate the persons recommended in the same manner as other candidates.

Communications with the Board of Directors

        Stockholders and other stakeholders may contact the Board of Directors as a group, the independent directors, or any individual member of the Board or any Committee of the Board by sending written correspondence by email to Julie.Xanders@tribpub.com or by mail to the following address: Tribune Publishing Company, Attn: Corporate Secretary, 435 N. Michigan Avenue, Chicago, Illinois 60611. Each communication should clearly specify the name(s) of the group of directors or the individual director to whom the communication is addressed. Our Board Communications Policy sets forth the policy for handling communications addressed to the Board. Under that process, the Corporate Secretary of Tribune Publishing Company is responsible for reviewing, summarizing or sending a copy to the Board, the Chairman of the Audit Committee or the office of the General Counsel, whichever is applicable, of any correspondence that deals with legal, ethical or compliance issues or other matter deemed by the Secretary to be potentially material to the Company. Directors may at any time review a log of all relevant correspondence received by the Company that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TRIBUNE PUBLISHING COMPANY M89143-P61253 TRIBUNE PUBLISHING COMPANY 435 NORTH MICHIGAN AVENUE CHICAGO, IL 60611 2. Approve, on an advisory basis, the compensation of the Company's named executive officers for 2014 3. Vote, on an advisory basis, on the frequency of future advisory votes to approve the compensation of the Company's named executive officers 4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2015 ! ! ! NOTE: The named proxies shall have discretionary authority to vote on any other business as may properly be presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) David E. Dibble 02) Philip G. Franklin 03) John H. Griffin, Jr. 04) Eddy W. Hartenstein 05) Renetta McCann 06) Ellen Taus 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P. M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY Of fUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P. M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote fOR the following: ! ! ! ! ! ! The Board of Directors recommends you vote fOR the following proposal: The Board of Directors recommends you vote fOR the following proposal: The Board of Directors recommends you vote for 1 YEAR on the following proposal: for All Withhold All for All Except for Against Abstain for Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! 3 Years 1 Year 2 Years Abstain

TRIBUNE PUBLISHING COMPANY Annual Meeting of Stockholders May 27, 2015 9:30 AM Local Time This proxy is solicited on behalf of the Board of Directors The stockholder hereby appoints Sandra J. Martin and Julie K. Xanders, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote upon the matters listed on the reverse side of this ballot, as designated on the reverse side of this ballot, with discretionary authority as to any and all other matters that may properly come before the meeting, all of the shares of stock of TRIBUNE PUBLISHING COMPANY that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM local time on May 27, 2015, at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M89144-P61253